As filed with the Securities and Exchange Commission on July 3, 2012
                          Registration No._____________
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HINTO ENERGY, INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           WYOMING                         1311                   84-1384961
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

         7609 RALSTON ROAD, ARVADA, COLORADO 80002/ PHONE (303)647-4850
      --------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

       GEORGE HARRIS, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         7609 RALSTON ROAD, ARVADA, COLORADO 80002/ PHONE (303)647-4850
      --------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

---------------------------- ---------  ------------------------------ ---------
Large accelerated filer        [___]    Accelerated filer                  [___]
---------------------------- ---------  ------------------------------ ---------
Non-accelerated filer          [___]    Smaller reporting company          [_X_]
(Do not check if a smaller
 reporting company)
---------------------------- ---------  ------------------------------ ---------

                                           CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE      AGGREGATE OFFERING       REGISTRATION
                                                                                   PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling              1,030,000                     $0.10                    $103,000        $4.05 (2)
Shareholders previously
registered

Common Stock by Selling              5,263,080                     $0.65                  $3,421,002      $392.05 (3)
Shareholders

Common Stock underlying                 50,000                     $0.50                     $25,000        $2.87 (3)
Convertible Promissory Note

Common Stock underlying              2,000,000                     $0.50                  $1,000,000      $114.60 (3)
$0.50 Warrants
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Total                                8,343,080                                            $4,549,002    $1,023.09 (3)
----------------------------
(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)  The  1,030,000 was  originally  registered  in  Registration  Statement No.
     333-147368,  declared  effective with by the SEC on July 15, 2008. On March
     28, 2012, Post -Effective  Amendment No. 8 to such  Registration  Statement
     333-147368, was declared effective.

(3)  Registration  Fees of $986.14 for the  registration of 4,708,080  shares of
     Common  Stock  by  the  Selling   Shareholders  has  been  paid  at  and  a
     registration  fee of  $114.60  for the  2,000,000  shares of  common  stock underlying the $0.50 Warrants was previously  paid as part of the filing of
     Post-Effective  Amendment No. 8 on February 15, 2012. The  Registration Fee
     of  $509.52  was  estimated  solely  for the  purpose  of  calculating  the registration fee in accordance with Rule 457(c) under the Securities Act of
     1933 ("the  Securities  Act") based on the average of the 5-day  average of the closing  price of the common  stock on June 27, 2012 as reported on the
     OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                               HINTO ENERGY, INC.

            5,263,080 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS 1,030,000 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS,
              REGISTERED IN REGISTRATION STATEMENT NO. 333-197368
     50,000 SHARES OF COMMON STOCK UNDERLYING A CONVERTIBLE PROMISSORY NOTE
           2,000,000 SHARES OF COMMON STOCK UNDERLYING $0.50 WARRANTS

We are registering:

         (a)      5,263,080   shares  listed  for  sale  on  behalf  of  selling
                  shareholders;

         (b) 1,030,000 shares listed for sale on behalf of selling shareholders, which were have been registered in Registration Statement No. 333-197368 and are being included under this new registration.

         (c)      50,000  shares  of  common  stock   underlying  a  Convertible
                  Promissory Note; and

         (d)      2,000,000   shares  of  common   stock   underlying   Warrants
                  exercisable at $0.50 per share ("$0.50 Warrants").

We will NOT receive any proceeds from sales of shares by selling shareholders. We have already received the proceeds from the Convertible Promissory Note and will not receive any additional funds from the conversion of the convertible promissory note. If all of the $0.50 Warrants were exercised we would receive a total of $1,000,000. We cannot provide any assurances that our warrants will be exercised at any time in the foreseeable future.

The Convertible Promissory Note is due one year from the date of its issuance and is convertible into shares of our common stock in whole or in part at a conversion price of $0.50 per share. (See "Description of Securities")

Each $0.50 Warrant entitles the holder to purchase one share of common stock at $0.50 during the two-year period commencing from July 1, 2011 through July 1, 2013. We will undertake to keep the registration statement, of which this Prospectus is a part, current during the term of the warrants. (See "Description of Securities")

Our Selling Shareholders plan to sell common shares at such prices as the market may dictate from time to time. There is a limited trading market for the common stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set. The warrant exercise price was arbitrarily determined based on a speculative concept unsupported by any other comparables. We have set the initial fixed prices as follows:


                           TITLE                       PER SHARE/ EXERCISE PRICE
------------------------------------------------------ -------------------------
1,030,000 shares of Common Stock previously registered           $0.10
5,263,000 shares of Common Stock being registered                $0.65
Common Stock underlying Convertible Promissory Note              $0.50
Common Stock underlying $0.50 Warrants                           $0.50

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is presently quoted on the OTC Bulletin Board under the symbol "HENI." On June 27, 2012, the last reported bid price of our common stock on the OTC Bulletin Board was $0.65 per share (rounded to the nearest penny). Our common stock having been recently listed has a limited trading history. See "DESCRIPTION OF COMMON STOCK--Common Stock." These prices will fluctuate based on the demand for the shares of our common stock and other factors.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders or from the shares underlying the convertible promissory note. (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this Prospectus is July 3, 2012.

                                                  TABLE OF CONTENTS
============================================ ================================================================ =============
PART I -  INFORMATION REQUIRED IN                                                                              Page No.
PROSPECTUS
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ITEM 1.                                      Front of  Registration  Statement  and Outside Front Cover Page
                                             of Prospectus
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ITEM 2.                                      Prospectus Cover Page                                                 1
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ITEM 3.                                      Prospectus  Summary  Information,  Risk  Factors  and  Ratio of       4
                                             Earnings to Fixed Charges
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ITEM 4.                                      Use of Proceeds                                                      15
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ITEM 5.                                      Determination of Offering Price                                      16
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ITEM 6.                                      Dilution                                                             17
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ITEM 7.                                      Selling Security Holders                                             18
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ITEM 8.                                      Plan of Distribution                                                 23
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ITEM 9.                                      Description of Securities                                            23
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ITEM 10.                                     Interest of Named Experts and Counsel                                25
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ITEM 11.                                     Information with Respect to the Registrant                           25
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                                             a. Description of Business                                           25
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                                             b. Description of Property                                           35
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                                             c. Legal Proceedings                                                 36
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                                             d. Market for Common Equity and Related Stockholder Matters          36
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                                             e. Financial Statements                                              37
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                                             f. Selected Financial Data                                           38
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                                             g. Supplementary Financial Information                               38
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                                             h. Management's  Discussion and Analysis of Financial Condition      38
                                             and Results of Operations
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                                             i. Changes In and Disagreements  With Accountants on Accounting      45
                                             and Financial Disclosure
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                                             j. Quantitative and Qualitative Disclosures About Market Risk        45
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                                             k. Directors and Executive Officers                                  45
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                                             l. Executive and Directors Compensation                              47
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                                             m.  Security   Ownership  of  Certain   Beneficial  Owners  and      54
                                             Management
-------------------------------------------- ---------------------------------------------------------------- -------------
                                             n. Certain Relationships,  Related Transactions,  Promoters And      55
                                             Control Persons
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ITEM 11 A.                                   Material Changes                                                     58
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ITEM 12.                                     Incorporation of Certain Information by Reference                    58
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ITEM 12 A.                                   Disclosure  of  Commission   Position  on  Indemnification  for      59
                                             Securities Act Liabilities
-------------------------------------------- ---------------------------------------------------------------- -------------
PART II - INFORMATION NOT REQUIRED IN
PROSPECTUS
-------------------------------------------- ---------------------------------------------------------------- -------------
ITEM 13.                                     Other Expenses of Issuance and Distribution                          61
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ITEM 14.                                     Indemnification of Directors and Officers                            61
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ITEM 15.                                     Recent Sales of Unregistered Securities                              62
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ITEM 16.                                     Exhibits and Financial Statement Schedules                           63
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ITEM 17.                                     Undertakings                                                         64
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                                             Signatures                                                           66
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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

OUR COMPANY

Hinto Energy, Inc. ("We," "Us," "Our") was organized under the laws of the State of Wyoming on February 13, 1997, as Garner Investments, Inc. On August 18, 2011, we amended our Articles of Incorporation to change our name to Hinto Energy, Inc. and to authorize 25,000,000 shares of preferred stock. We were organized to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects in the rocky mountain region.

Prior to January 2012, we had minimal operations that were focused mainly on administrative activities and the identification of potential oil and gas prospects. On January 23, 2012, we acquired 100% of the issued and outstanding common stock of South Uintah Gas Properties, Inc. ("South Uintah") pursuant to the Share Purchase and Exchange Agreement ("the Share Exchange Agreement") entered into on July 27, 2011, at the time South Uintah was our majority shareholder, as discussed below.

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah had agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange and Acquisition Agreement ("the Amended Share Exchange Agreement"). Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of our restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

In addition to the exchange of common stock, we have agreed to exchange on a one for one basis the following outstanding equity documents with those of our own. The table below sets forth the equity that is being exchanged.

  Type of Equity        South Uintah Balance      To Be Issued By Hinto
--------------------- ------------------------  -------------------------
Common Stock                11,446,931 shares          11,446,931 shares
Warrants (1)                        6,700,000                  6,700,000
Promissory Note (2)                  $375,000                   $375,000
---------------------
(1) The warrants have exercise prices ranging from $0.50 to $3.00 per share and terms ranging from 2 to 5 years.

(2) The promissory note has a provision to convert into shares of common stock at $0.20 per share. Such shares are not being registered in this Registration Statement.

At the time of the acquisition, George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto, was also a shareholder of South Uintah.

The effective date of the acquisition is December 31, 2011, with Hinto being the legal acquirer. However, since Hinto is a public company, which had nominal activity, the acquisition has been treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah was the accounting acquirer since its shareholders gained control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto. As a result, the historical financial statements of South Uintah supersede any prior financial statements of Hinto.

SOUTH UINTAH

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 5,366 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

RECENT PROPERTY ACQUISITIONS

INDIAN NATIONS

In November 2011, the Company, Mr. Richard Gouin and Advanced Petroleum Lifting Systems, LLC entered into a Purchase and Sale Agreement ("Indian Nations
Purchase Agreement"), which provides for the Company to acquire a 5% working interest in certain wells in Pittsburgh County, Oklahoma, knows as the Indian Nations Wells, subject to the resolution of litigation.

The Indian Nations Purchase Agreement was amended in April 2012, to provide for the Company to assign the 5% working interests in Indian Nations Wells 2-30 and 3-30 to the Company's wholly-owned subsidiary, South Uintah in exchange for the issuance of 30,000 shares of the Company's restricted common stock (which are being registered in this filing) and the continued payment of litigation expenses being incurred in connection with a legal dispute with the operator of the wells.

Mr. Gouin and Advanced Petroleum Lifting Systems, LLC have been sued by the operator of the Indian Nations Wells 2-30 and 3-30, Samson Resources Company for fees totaling approximately $355,200 at February 8, 2010, pursuant to the operating agreement by and between Advanced Petroleum Lifting Systems, LLC and Samson Resources Company. The civil suit was filed on February 24, 2010 and is currently still in the discovery stage.

CISCO SPRING FIELD PROPERTIES

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement."). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah. The Cisco Springs Field is known to produce from the channel sands in the Mancos, Dakota and Morrison formations, with natural gas production from the Mancos and Dakota formations.

The assets acquired include 4,783 gross acres in the Cisco Spring Fields with an average 80% Net Revenue Interest (NRI) resulting in approximately 3,827 net acres. The property includes 27 wells, 7 producing oil, several awaiting connection to a gas gathering system, and some that need to be re-worked.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:

     -    $175,000 cash; and

     - a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

     o    There is a limited market for any securities;
     o    We have no revenues or sales;
     o    We are a start up company; and
     o    We are undercapitalized.

Our executive offices are now located at 7609 Ralston Road, Arvada, Colorado 80002 and the telephone number is (303)647-4850.

SUMMARY OF FINANCIAL INFORMATION

The effective date of the South Uintah acquisition is December 31, 2011. Since Hinto is a public company, which had nominal activity, the acquisition has been treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah was the accounting acquirer since its shareholders gained control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto. As a result, the historical financial statements of South Uintah supersede any prior financial statements of Hinto. Therefore, the Summary Financial Information presented below is that of Hinto at March 31, 2012.

---------------------------- ---------------------------------------------------
                                                            As at March 31, 2012
---------------------------- ---------------------------------------------------
Total Assets                                                          $1,074,595
---------------------------- ---------------------------------------------------
Current Liabilities                                                     $528,896
---------------------------- ---------------------------------------------------
Shareholders' Equity                                                     $45,699
---------------------------- ---------------------------------------------------

---------------------------- ---------------------------------------------------
                                       From March 8, 2011 through March 31, 2012
---------------------------- ---------------------------------------------------
Revenues                                                                      $0
---------------------------- ---------------------------------------------------
Net Loss at March 31, 2012                                            $(237,659)
---------------------------- ---------------------------------------------------

As of March 31, 2012, the accumulated deficit was $(920,215). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 5,263,080 shares listed for sale on behalf of selling shareholders, 50,000 shares of common stock underlying a Convertible Promissory Note and 2,000,000 shares of common stock underlying our $0.50 Warrants. We are registering 1,030,000 shares listed on behalf of selling shareholders which have been registered in our Registration Statement No. 333-147368.

The Convertible Promissory Note is due one year from its date of issuance, May 21, 2012, and is convertible into shares of our common stock in whole or in part at a conversion price of $0.50 per share.

A total of $1,000,000 may be raised by us if all of the $0.50 Warrants are exercised. We have already received the funds from the Convertible Promissory Note and we will NOT receive any additional funds from its conversion into shares of our common stock. We will NOT receive any proceeds from sales of shares by selling shareholders. Furthermore, given that we have limited operating history and no revenues, it is highly unlikely that our warrants will be exercised at $0.50 in the foreseeable future.

Each $0.50 Warrant entitles the holder to purchase one share of common stock at $0.50 during the two-year period of July 1, 2011 through July 1, 2013. Our common stock, only, will be transferable immediately after the closing of this offering. We will undertake to keep the registration statement, of which this Prospectus is a part, current during the term of the warrants. (See "Description of Securities")

================================================================== ============
Common shares outstanding before this offering                      14,452,549
------------------------------------------------------------------ ------------
Maximum common shares being offered by our existing
 selling shareholders                                                6,293,080
------------------------------------------------------------------ ------------
Maximum shares of common stock underlying the
 Convertible Promissory Note                                            50,000
------------------------------------------------------------------ ------------
Maximum shares of common stock underlying $0.50 Warrants             2,000,000
------------------------------------------------------------------ ------------
Maximum common shares outstanding after this offering (1)           16,502,549
------------------------------------------------------------------ ------------
(1) Assuming exercise of all $0.50 warrants.
================================================================== ============

We are authorized to issue 50,000,000 shares of common stock and 25,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 14,552,549 shares of restricted common stock. These shares were issued at a price of $.01 per share for 1,580,000 shares, $0.001 for 11,446,931 shares and $0.50 for 1,425,618 shares.

The common stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "HENI."

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

         BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

         BONUS PAYMENT. Usually a one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

         CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

         COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

         DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

         DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

         EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

         FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

         FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

         GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

         GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

         LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

         LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

         LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

         MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

         NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

         NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

         OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

         PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

         PROSPECT. A geological area which is believed to have the potential for oil or gas production.

         PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

         PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

         UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

         WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

                       RISK FACTORS RELATED TO OUR COMPANY

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY, HIGHLY SPECULATIVE AND UNPROVEN AND THEREFORE RISKY.

We have only very recently begun operations under the business plan discussed herein. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the oil and gas industry, especially in view of the intense competition from existing businesses in the industry.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on February 13, 1997 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. We have had no revenues in the last five years. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $750,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $80,000 as of the date of this Registration Statement on Form S-1.

We will not receive any proceeds from the sale of the common shares held by the Selling Shareholders. We have already received the funds from the Convertible Promissory Note and we will NOT receive any additional funds from its conversion into shares of our common stock. We are registering a total of 2,000,000 shares of common stock underlying Warrants exercisable at $0.50 per share, which if exercised; we would receive proceeds totaling $1,000,000 from the exercise of the $0.50 Warrants. We cannot provide any assurances that such warrants will be exercised or when they would be exercised.

If we find oil and gas reserves to exist on a prospect, we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. We will not receive proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties. (See "Use of Proceeds" and "Our Business")

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the oil and gas industry. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE CONVERTIBLE DEBT WHICH IS CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH DEBT COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At July 2, 2012, we have outstanding convertible notes payable of $675,000. Such notes are due one to three years from the date of issuance and are convertible into shares of our common stock in whole or in part at a conversion price of $0.50 ($25,000 of notes) or $1.00 ($650,000 of notes) per share. We are registering 50,000 shares underlying only one convertible promissory note in the amount of $25,000, convertible at $.50 per share, at the date of this filing, as part of this registration statement. The convertible promissory note is convertible into 50,000 shares of our common stock which upon the effectiveness of this registration statement, will be free trading shares and available for immediate sale. The conversion of the convertible promissory notes into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

WE HAVE WARRANTS ISSUED AND OUTSTANDING WHICH ARE CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH EQUITY INSTRUMENTS COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At July 2, 2012, we have warrants issued and outstanding exercisable into 6,700,000 shares of our common stock at ranges from $0.50 to $3.00 per share. We are registering 2,000,000 shares underlying our $0.50 Warrants. We are not registering warrants held by our officers and directors. The warrants are exercisable in whole or in part. The 2,000,000 shares underlying our warrants being registered, upon the effectiveness of this registration statement, will be free trading shares and available for immediate transfer. The exercise of the warrants into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Consultants may be employed on a part-time basis under a contract to be determined.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 25 hours per week. (See "Executive Team") Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page 27)

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY WYOMING STATUTE.

Wyoming Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Wyoming Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

                      RISK FACTORS RELATING TO OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor's resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines; the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR OPERATIONS.

         DRY HOLES: We may expend substantial funds acquiring and potentially participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

         TECHNICAL ASSISTANCE: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

         UNCERTAINTY OF TITLE: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

         GOVERNMENT REGULATIONS: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

         NATURE OF OUR BUSINESS: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

         GENERAL ECONOMIC AND OTHER CONDITIONS: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant affect on our operating results.

                        RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of six month. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

         o        Variations in our quarterly operating results;
         o Loss of a key relationship or failure to complete significant transactions;
         o        Additions or departures of key personnel; and
         o        Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock, under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 6,263,080 shares (8,313,080 shares, if all of the $0.50 Warrants were exercised and the Convertible
Promissory Note was converted) that are freely tradable. Even our officers and directors are registering a portion of their shares for sale under this prospectus.

Unrestricted sales of 6,263,080 shares of stock by our selling stockholders (8,313,080 shares, if all of the $0.50 Warrants were exercised and the Convertible Promissory Notes was converted) could have a huge negative impact on our share price, and the market for our shares.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR'S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

THE OFFERING PRICE OF THE SHARES HAS BEEN DETERMINED BY MANAGEMENT AND IS NOT INDICATIVE OF THE POTENTIAL RESALE PRICE OF THE SHARES.

We have arbitrarily determined the offering price of the shares underlying our $0.50 Warrants and the Convertible Promissory Note. Such price does not bear any relationship to our assets, income or net worth, nor any market value. We have set the offering price of the 5,233,080 shares of common stock we are registering on behalf of our Selling Shareholders on the 5 day average of the last sale of the shares of our common stock on the OTCBB.

The offering price should NOT be considered an indication of the actual value of the shares or securities. Any market price is subject to change as a result of market conditions and other factors, and no assurance can be given that the shares can ever be resold at the offering price or any market price, if at all.

ITEM 4.  USE OF PROCEEDS
------------------------

In the event purchasers in this offering elect to exercise any of the $0.50 Warrants at the exercise prices set forth in this Prospectus, we will realize proceeds of $1,000,000. The proceeds from the exercise of $0.50 Warrants will be contributed to our working capital and used to build our business. (See "Proposed Business - Plan of Operation")

A total of $1,000,000 may be raised by us if all the $0.50 Warrants are exercised. We have already received the funds from the Convertible Promissory Note and we will NOT receive any additional funds from its conversion into shares of our common stock. We will NOT receive any proceeds from sales of shares by selling shareholders. Furthermore, given that we have limited operating history and no revenues, it is unlikely that our warrants will be exercised at the $0.50 per share in the foreseeable future.

We anticipate using the funds received from the exercise of the warrants toward our oil and gas acquisition activities and development activities. Although we have identified specific applications for the funds anticipated to be generated from the exercise of the warrants and we will apply the proceeds from the exercise of the warrants to general corporate funds. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized. We have set budget categories as shown in the table below and will prioritize as shown in such tables by the categories under each respective percentage.

We make no assurance that all the warrants will be exercised and that we will receive any of the $1,000,000 as anticipated.

We have not included any funds from the sale of warrants in our 2012 operating plan and budget. If any warrants are exercised in 2012, the funds received from such exercised warrants would be used as working capital and for oil and gas acquisition and development.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $25,000. The total amount of the money raised from the sale of the Shares underlying Warrants we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

The registration of our Warrants is intended to and will permit our warrant holders to potentially capitalize, at a profit, on any rise in the market price of our common stock. In the event that the shares underlying the warrants are sold by the Selling warrant holders, we will receive none of the proceeds there from.

ITEM 5.  DETERMINATION OF OFFERING PRICE

The Common Stock is presently thinly traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "HENI." The Company's stock began trading on the OTC Bulletin Board on December 31, 2010.

 The offering price of the Common Stock being registered on behalf of the selling shareholders was determined using a 5-day average of the closing market price. We will not receive any proceeds from the sale of our stock by our selling shareholders.

-------------------------------------------------------------- -------------
                         TITLE                                 PER SECURITY
-------------------------------------------------------------- -------------
                     Common Stock                                 $0.65
-------------------------------------------------------------- -------------
  Common Stock underlying Convertible Promissory Note             $0.50
-------------------------------------------------------------- -------------
        Common Stock underlying $0.50 Warrants                    $0.50
-------------------------------------------------------------- -------------

We have arbitrarily determined our offering price for shares underlying the $0.50 Warrants and the Convertible Promissory Note, to be sold pursuant to this offering at $0.50. The Warrant exercise prices or the convertible promissory notes conversion prices bear no relationship to any criteria of goodwill value, lock value or any other measure of value and were arbitrarily determined in the judgment of the Board of Directors.

ITEM 6.  DILUTION
-----------------

The following table sets forth with respect to existing shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

                                                         SHARES PURCHASED(1)    TOTAL CONSIDERATION
                                                        ---------------------- ---------------------       AVERAGE
                                                           NUMBER    PERCENT      AMOUNT     PERCENT     PRICE/SHARE
                                                                       (2)                     (3)
                                                        ---------------------- ---------------------- ----------------

1) Existing Shareholders                                  6,293,080   75.43%      $734,570     41.75%         $0.12

2) Convertible Promissory Note with a conversion price
   of $0.50 per share                                        50,000    0.60%       $25,000      1.42%         $0.50

3) Warrants at an exercise price of $0.50 per share
   (assuming 100% exercised)                              2,000,000   23.97%    $1,000,000     56.83%         $0.50
                                                        ------------           ------------
                         TOTAL                            8,343,080             $1,759,570

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

(1)      2,000,000 shares of common shares are issued upon exercise of warrants.
(2) Percentage relates to total percentage of shares sold up to such increment.
(3) Percentage relates to total percentage of capital raised up to such increment.

Following is a table  detailing  dilution to investors if 25%, 50%, 75%, or 100%
of the shares  underlying the warrants in the offering are exercised  and/or the conversion  of  25%,  50%  75% or 100%  of the  Convertible  Promissory  Note is
converted.
                                                  25%             50%             75%            100%
                                             --------------- --------------- -------------- ---------------
Net Tangible Book Value Per Share Prior to      $0.0032         $0.0032         $0.0032        $0.0032
Convertible Promissory Note Conversion and
Warrant Exercise

Net Tangible Book Value Per Share After
Conversion of Convertible Promissory Note       $0.0014         $0.0014         $0.0014        $0.0014
(1)

Net Tangible Book Value Per Share After
Warrant Exercise, assuming the Exercise of      $0.0164         $0.0643         $0.0935        $0.1209
$0.50 Warrants (2)


                                      -17-

                                                  25%             50%             75%            100%
                                             --------------- --------------- -------------- ---------------
Net Tangible Book Value per Share After         $0.0198         $0.0678         $0.0970        $0.1243
Convertible Promissory Note Conversion and
assuming exercise of the $0.50 Warrants (3)
--------------------------------------------

(1)      Computation  of Net Tangible  Book Value per share after  Conversion of the  Convertible  Promissory  Note  does  NOT  assume  the  receipt  of proceeds,  since  proceeds from the  Convertible  Promissory  Note have already been  received by the Company.  Does not assume the exercise of the $0.50 Warrants.
(2)      Computation of Net Tangible Book Value per share after Warrant exercise assumes  proceeds  from  the  exercise  of the  2,000,000  warrants  at
         $1,000,000.   Does  not  include  the  conversion  of  the  Convertible
         Promissory Note.
(3)      Computation of Net Tangible Book Value per share assumes the conversion of the  Convertible  Promissory  Note and the exercise of the 2,000,000 warrants at  $1,000,000.  Does not assume the receipt of proceeds  from the  Convertible  Promissory Note as they have already been received by the Company.

As at March 31, 2012, the net tangible book value of our stock was $0.0032 per share. If we are successful in achieving exercise of the warrants at the exercise price, that would represent an immediate increase in net tangible book value per share and per share dilution to new investors as shown in chart above, assuming the warrants are exercised at a price of $0.50 for 2,000,000 shares.

If all of the $0.50 warrants are fully exercised, the new total capital contributed will be $1,000,000. The existing stockholders will then hold, as a percentage, 87.85% of our issued and outstanding shares, while the new warrant holders will hold, as a percentage, 12.15%. (Assumes that the Convertible Promissory Note has not been converted.)

The Convertible Promissory Note is due one year from the date of its issuance and is convertible into shares of our common stock in whole or in part at a conversion price of $0.50 per share. The Convertible Promissory Note has a principal balance of $25,000 and is convertible into 50,000 shares of common stock. We have already received the funds from the Convertible Promissory Note and we will NOT receive any additional funds from its conversion into shares of our common stock.

The exercise of the warrants and the convertible promissory note by the holders thereof could result in a further dilution of the book value of our Common Stock. Furthermore, the holders of the warrants and the convertible promissory note might be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the warrants.

ITEM 7.  SELLING SECURITY HOLDERS
---------------------------------

The selling shareholders, including officers and directors, obtained their shares of our stock in the following transactions:

(a) A private placement of 480,000 shares occurring at inception in 1997 to founders at $.003 per share;
(b) A private placement in early 1998 of 300,000 shares at $0.0025 per share;
(c) Sharon K. Fowler contributed a farmout of lease acreage for 3,500,000 shares at $.001 per share;
(d) Pursuant to Amended Share Exchange Agreement, dated January 23, 2012, the shareholders of South Uintah were issued 11,446,931 shares of common stock on a one for one basis for their shares of South Uintah; and
(e) A private placement from October 2011 through June 27, 2012 for 1,035,000 shares at $0.50 per share.
(f) Professionals have been issued 285,618 shares for services at $0.50 per share.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest, except the following,

         Sharon K. Fowler, founder and shareholder granted a farmout of the lease in Section 16, T38N, R81W in Natrona County, Wyoming, to us at $.001 per share for 3,500,000 shares of our common stock in 1998.

         On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah has agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

















                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

                                   COMMON
                                   SHARES                   COMMON
                                    HELD                    SHARES        COMMON                                SHARES        %
                                   BY EACH      COMMON    UNDERLYING      SHARES         TOTAL     % OWNED      OWNED       OWNED
                                 SHAREHOLDER    SHARES    CONVERTIBLE   UNDERLYING       SHARES     BEFORE      AFTER       AFTER
                                    BEFORE       TO BE     PROMISSORY     $0.50           TO BE    OFFERING    OFFERING    OFFERING
          NAME                     OFFERING    REGISTERED     NOTE       WARRANTS       REGISTERED    (1)          (2)        (2)
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Aggregate Recovery, LLC (6)         200,000      200,000          -               -       200,000    1.38%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Arrowhead Consulting, LLC(6)        715,000      100,000          -               -       100,000    4.95%       615,000       3.73%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Herb Banner                         207,233      207,233          -         200,000       407,233    1.43%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Kevin Blair (3,4)                   325,000       50,000          -               -        50,000    2.25%       275,000       1.67%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
John Bradley                        100,000       50,000          -               -        50,000    0.69%        50,000       0.30%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Pat Cody                             20,000       20,000          -               -        20,000    0.14%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Paul Dickstein (5)                  758,851      290,000          -         454,000       744,000    5.25%       468,851       2.84%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Dennis A Edwardson & Martha
 Edwardson JT Ten                   202,254      202,254          -         196,000       398,254    1.40%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
EGSH LLC (6)                        250,000       50,000          -               -        50,000    1.73%       200,000       1.21%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Lance Gil                            80,000       80,000          -               -        80,000    0.55%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Cynthia Greenfield                   20,000       20,000          -               -        20,000    0.14%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Richard Gouin                        30,000       30,000          -               -        30,000    0.21%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
George Harris (3,4)                 550,000      100,000          -               -       100,000    3.81%       450,000       2.73%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Jason Harrison                       10,000       10,000          -               -        10,000    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Jack Herick                          10,000       10,000          -               -        10,000    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Don Herman                           25,000       25,000          -               -        25,000    0.17%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Eric L Hertz &
 Jennifer Hertz JT Ten              144,126      144,126          -         100,000       244,126    1.00%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Greg Hil                             60,000       15,000          -               -        15,000    0.42%        45,000       0.27%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Lindsey Huttrer                      50,000       50,000          -               -        50,000    0.35%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Morgan Huttrer                       50,000       50,000          -               -        50,000    0.35%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
James David Keller(3,4)             525,000      100,000          -               -       100,000    3.63%       425,000       2.58%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Pleasant Kimbal                      10,000       10,000          -               -        10,000    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Wendy Kotula &
 Stephen Kotula JT ten               10,327       10,327          -          10,000        20,327    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Jospeh Koziol &
 Dianne E. Koziol JT Ten             10,000       10,000          -               -        10,000    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
F Jeffrey Krupka &
 Paul J. Krupka Ten Com              12,400       12,400          -               -        12,400    0.09%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Robert Leiss &
 Sandra Leiss, Ten Com              208,647      208,647          -         200,000       408,647    1.44%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ---------
Robert Leiss &
 Sandra Leiss, JT Ten                50,000       50,000          -               -        50,000    0.35%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Robert M. Leiss &
 Sandra M. Leiss Ten Ent            100,000      100,000          -               -       100,000    0.69%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------

                                      -20-

                                   COMMON
                                   SHARES                   COMMON
                                    HELD                    SHARES        COMMON                                SHARES        %
                                   BY EACH      COMMON    UNDERLYING      SHARES         TOTAL     % OWNED      OWNED       OWNED
                                 SHAREHOLDER    SHARES    CONVERTIBLE   UNDERLYING       SHARES     BEFORE      AFTER       AFTER
                                    BEFORE       TO BE     PROMISSORY     $0.50           TO BE    OFFERING    OFFERING    OFFERING
          NAME                     OFFERING    REGISTERED     NOTE       WARRANTS       REGISTERED    (1)          (2)        (2)
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Christen Littman                     50,000       20,000          -               -        20,000    0.35%        30,000       0.18%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Michael Littman (5)                 370,000      200,000          -               -       200,000    2.56%       170,000       1.03%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Patricia Littman                     50,000       20,000          -               -        20,000    0.35%        30,000       0.18%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Susan C. Littman                    500,000      100,000          -               -       100,000    3.46%       400,000       2.42%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Patrick McAllister                        -            -     50,000               -        50,000        -             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Malcolm Gray Trust                   25,000       25,000          -               -        25,000    0.17%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Rochelle Margolis                    10,327       10,327          -          10,000        20,327    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Charles Meserlian                    15,000       15,000          -               -        15,000    0.10%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Entrust IRA Administration
 fbo Paul Montranarella (6)          80,000       80,000          -               -        80,000    0.55%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Montranella Family Trust (6)        311,793      311,793          -         300,000       611,793    2.16%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Fern Oved                            20,654       20,654          -          20,000        40,654    0.14%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Roxie L. Paine                       20,000       20,000          -               -        20,000    0.14%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Craig Phillips                    1,000,000      100,000          -               -       100,000    6.92%       900,000       5.45%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Marlene M. Robbens                   36,000       36,000          -               -        36,000    0.25%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Mike J. Rocks                        20,000       20,000          -               -        20,000    0.14%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Andrew D. Ross                       30,000       30,000          -               -        30,000    0.21%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
RZG, LLC (6)                        250,000      250,000          -               -       250,000    1.73%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Chris Schild                          6,000        6,000          -               -         6,000    0.04%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Brad Schutt                          14,000       14,000          -               -        14,000    0.10%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Michael Scrivens                    582,266      582,266          -         200,000       782,266    4.03%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
George Sims, Jr.                     60,000       60,000          -               -        60,000    0.42%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Max P Sommer                        200,000      200,000          -               -       200,000    1.38%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Southwest Consulting
 Associates, Inc. (6)               161,600      111,600          -               -       111,600    1.12%        50,000       0.30%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Mathew Taub & Tany Taub             100,000      100,000          -               -       100,000    0.69%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
David Thibedeau                      25,000       25,000          -               -        25,000    0.17%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Uintal Oil & Gas
 Properties (6)                     750,000      100,000          -               -       100,000    5.19%       650,000       3.94%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
William S. Vann                     144,011      144,011          -         100,000       244,011    1.00%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Whitemoon Energy, LLC (6)           690,000      100,000          -               -       100,000    4.77%       590,000       3.58%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Rick Wilber                         306,115      106,115          -         200,000       306,115    2.12%       206,115       1.25%
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
L. Rogers Richards                   40,000       40,000          -               -        40,000    0.28%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Wyoming Investors, LLC (6)          200,000      200,000          -               -       200,000    1.38%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
Mark H. Zwerin                       10,327       10,327          -          10,000        20,327    0.07%             -           -
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------
         TOTAL                   10,811,931    5,263,080     50,000       2,000,000     7,313,080              5,554,966
-------------------------------- ------------ ----------- ------------ ------------- ------------- --------- ------------ ----------

All  of  the  securities  listed  below  have  been  previously   registered  in
Registration   Statement  No.  333-147368  and  are  being  registered  in  this
Registration  Statement.  None of the  shareholders  below hold  warrants in the
Company of the Convertible Promissory Note being Registered.

                                   COMMON
                                   SHARES                   COMMON
                                    HELD                    SHARES        COMMON                                SHARES        %
                                   BY EACH      COMMON    UNDERLYING      SHARES         TOTAL     % OWNED      OWNED       OWNED
                                 SHAREHOLDER    SHARES    CONVERTIBLE   UNDERLYING       SHARES     BEFORE      AFTER       AFTER
                                    BEFORE       TO BE     PROMISSORY     $0.50           TO BE    OFFERING    OFFERING    OFFERING
          NAME                     OFFERING    REGISTERED     NOTE       WARRANTS       REGISTERED    (1)          (2)        (2)
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
John Bradley                         11,500       11,500          -               -        11.500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Brandy Butler                         1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Jessica L. Butler                     1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Michael R. Butler                   140,000      140,000          -               -       140,000    0.96%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Linda J. Cheney                      12,000       12,000          -               -        12,000        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Percy S. Chopping, Jr.                5,500        5,500          -               -         5,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Leslie J. Cotton                     17,500       17,500          -               -        17,500    0.12%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Bret A. Erickson                        300          300          -               -           300        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Eric C. Erickson                      1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
G. Todd Erickson                      1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Robert C. Erickson                    1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Family Fire Protections, LLC          6,500        6,500          -               -         6,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Lourie J. Fleet                      17,000       17,000          -               -        17,000    0.11%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Sherry L. Foate                       1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Everett M. Fowler                     5,500        5,500          -               -         5,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Guy E. Fowler                         7,800        7,800          -               -         7,800        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Michael E. Fowler                    16,000       16,000          -               -        16,000    0.11%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Robert G. Fowler                    170,000      170,000          -               -       170,000    1.17%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Robert D. Fowler                     17,000       17,000          -               -        17,000    0.11%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Sharon K. Fowler                    510,000      260,000          -               -       260,000    3.52%     250,000       1.51%
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Kenneth D. Freemole                   1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
April A. Frost                       12,700       12,700          -               -        12,700        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Grant Glazier                        11,000       11,000          -               -        11,000        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Warren N. Golligher, M.D.             8,500        8,500          -               -         8,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Everett M. Gordon                    12,800       12,800          -               -        12,800        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Philip G. Hinds                       5,750        5,750          -               -         5,750        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Thomas M. Hockaday                   10,750       10,750          -               -        10,750        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Andrea K. Hunt                       16,500       16,500          -               -        16,500    0.11%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Rashelle L. Hunt                     11,500       11,500          -               -        11,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Michael Johnson                       5,000        5,000          -               -         5,000        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
John L. Lee or Patricia J. Lee       13,500       13,500          -               -        13,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Z.S. Merritt                         10,750       10,750          -               -        10,750        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Lesha J. Morrison                    18,500       18,500          -               -        18,500    0.12%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
William Rittahler                       500          500          -               -           500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Ralph Schauss                        13,000       13,000          -               -        13,000        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Barbara S. Schmidt                    1,500        1,500          -               -         1,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Harlan A. Schmidt                    63,000       63,000          -               -        63,000    0.43%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Ronald A. Shogren                    40,000       40,000          -               -        40,000    0.27%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Roy C. Smith                         50,000       50,000          -               -        50,000    0.34%           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Jamie L. Vig                          1,900        1,900          -               -         1,900        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Roger W. Wesnitzer                   11,500       11,500          -               -        11,500        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
Dale A. Wood                         14,250       14,250          -               -        14,250        *           0           0
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
-------------------------------- ------------- ---------- ---------- --------------- ------------- -------- ----------- -----------
                           TOTAL  1,280,000    1,030,000          0               0     1,030,000              250,000
---------------------------------------------- ---------- ---------- --------------- ------------- -------- ----------- -----------

*Less than 1%

MATERIAL RELATIONSHIPS

(1)      Based upon 14,452,459 shares of common stock issued and outstanding.
(2) Assumes the sale of all shares being registered, including the 50,000 shares underlying the Convertible Promissory Note and the 2,000,000 shares underlying the $0.50 Warrants, there would be 16,502,549 shares issued and outstanding.
(3)      Officer
(4)      Director
(5) Greater than 5% shareholder (6) The individuals below have the voting control for entities listed in the Selling Shareholder List.

                                                                             NUMBER OF
                                                                           COMMON SHARES
           NAME OF THE ENTITY               PERSON WITH VOTING CONTROL    BEING REGISTERED    AFFLILIATE OF COMPANY?
------------------------------------------ ------------------------------ ----------------- --------------------------
Aggregate Recovery, LLC                      Ted Travernicht, Manager              200,000             No
Arrowhead Consulting, LLC                      Gary Herick, Manager                100,000     Officer & Director
EGSH, LLC                                          Diane Gniadek                    50,000             No
Montranella Family Trust                         Paul Montranella                  691,793             No
RZG, LLC                                       Malcolm Grey, Manager               250,000             No
Southwest Consulting Associates, Inc.      F. Jeffrey Krupka, President            111,600         Consultant
Uintah Oil & Gas Properties, Inc.                 Craig Phillips                   100,000       >5% shareholder
Whitemoon Energy, LLC                               Jaime Huttrer (a)              100,000     Officer & Director
Wyoming Investors, LLC                              Z.S. Merrit                    200,000             No
------------------------------------------

(a) Ms. Huttrer is the wife of Gary Herick and therefor, Mr. Gary Herick, an officer and director of the Company, is considered to have beneficial ownership of the shares held by Whitemoon Energy, LLC.

ITEM 8.  PLAN OF DISTRIBUTION
-----------------------------

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9.  DESCRIPTION OF SECURITIES
----------------------------------

The securities being registered and/or offered by this Prospectus are common shares.

COMMON STOCK

We are presently authorized to issue fifty million (50,000,000) shares of our common stock. A total of Fourteen Million, Four Hundred and Fifty-Two Thousand, Five Hundred and Forty-Nine (14,452,549) common shares are issued and outstanding.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are authorized to issue twenty-five million (25,000,000) shares of preferred stock. At the time of this filing there are no classes of preferred stock designated, nor are there any preferred shares issued and outstanding.

The Board of Directors will have complete discretion to authorize Series and Classes, and to negotiate and set the rights, privileges, and preferences of the classes and series. Management will have also the discretion, subject to Board of Director approval of how, when, and for what consideration the Preferred Shares may be issued.

WARRANTS

We have a total of 6,700,000 warrants issued and outstanding, which entitle the holder to purchase one Share of Common Stock at an exercise prices ranging from $0.50 to $3.00 per share. We are registering 2,000,000 shares underlying our $0.50 Warrants.

Our officers and directors hold warrants exercisable for 2,700,000 shares with exercise prices ranging from $1.00 to $3.00 per share, which we are not registering as part of this Offering. Of which, warrants exercisable for 1,000,000 shares have an exercise price of $2.00 per share and will expire in July 2016. Such warrants will vest at a rate of 1/3 per year throughout the term of the warrants and will expire 2 years after vesting. Warrants exercisable for 1,100,000 shares have an exercise price of $1.00 per share have a term of 3 years and will expire in July 2014 through November 2014. Warrants exercisable for 600,000 shares have an exercise price of $3.00 per share and have a term of 3 years and will expire from July 2014 through September 2014.

Certain affiliates of the Company hold warrants exercisable of 2,000,000 shares with an exercise price of $2.00 per share and will expire in July 2016, and have a vesting rate of 1/3 per year throughout the term of the warrants and will expire two years after vesting.

We are registering 2,000,000 shares underlying our $0.50 Warrants. Such warrants are not held by any officers or directors of the Company. The $0.50 Warrants have an exercise price of $0.50 per share and have a term of 2 years with a maximum expiration date of July 2013.

CONVERTIBLE PROMISSORY NOTES

At July 2, 2012, we have outstanding convertible notes payable of $675,000. Such notes are due one to three years from the date of issuance and are convertible into shares of our common stock in whole or in part at a conversion price of $0.50 ($25,000 of notes) or $1.00 ($650,000 of notes) per share.

We are registering 50,000 shares underlying only one convertible promissory note in the amount of $25,000, at the date of this filing, as part of this registration statement. The Convertible Promissory Note was issued on May 31, 2012 in exchange for $25,000 cash. It has a term of 1 year and an annual interest rate of 8%. It has a conversion rate of $0.50 per share and both principal and accrued interest are convertible, at the option of the holder of the Convertible Promissory Note. We are only registering those shares underlying the principal balance, $25,000, of the Convertible Promissory Note.

TRANSFER AGENT

The transfer agent for our securities is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 Phone: 212-509-4000.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT
----------------------------------------------------

a. DESCRIPTION OF BUSINESS
--------------------------

HISTORY OF HINTO ENERGY, INC.

Our Company, Hinto Energy, Inc., was formed February 13, 1997, as Garner Investments, Inc. On August 18, 2012, we amended our Articles of Incorporation to change our name to Hinto Energy, Inc. and to authorize 25,000,000 shares of preferred stock. We were organized to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects in the rocky mountain region. Our main emphasis will be to acquire, either by lease, farmout, or purchase, an interest in oil or gas prospects or properties for exploration, when available, with third parties.

COMPANY OVERVIEW

We have been inactive during the last 5 years. We have changed from a farmout business to actively commence evaluation, acquisition, production and possibly exploration of oil and gas prospects. Prior to the Company's merger with South Uintah Gas Properties, Inc., we had a farmout interest in one lease. There were no producing acreage and no reserves. On April 30, 2011, the farmout agreement expired.

Prior to January 2012, we had minimal operations that were focused mainly on administrative activities and the identification of potential oil and gas prospects. On January 23, 2012, we acquired 100% of the issued and outstanding common stock of South Uintah Gas Properties, Inc. ("South Uintah") pursuant to the Share Purchase and Exchange Agreement ("the Share Exchange Agreement") entered into on July 27, 2011, at the time South Uintah was our majority shareholder, as discussed below. On May30, 2012, we acquired approximately 3,827 net acres in the Cisco, Utah area that included 27 wells, several producing oil.

CHANGE OF CONTROL

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange and Acquisition Agreement ("the Amended Share Exchange Agreement"). Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

In addition to the exchange of common stock, we have agreed to exchange on a one for one basis the following outstanding equity documents with those of our own. The table below sets forth the equity that is being exchanged.

     Type of Equity        South Uintah Balance          To Be Issued By Hinto
----------------------- ------------------------ ---- -------------------------
Common Stock                  11,446,931 shares              11,446,931 shares
Warrants (1)                          6,700,000                      6,700,000
Promissory Notes                       $375,000                       $375,000
-----------------------
(1) The warrants have exercise prices ranging from $0.50 to $3.00 per share and terms ranging from 2 to 3 years.

At the time of the acquisition, George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto, was also a shareholder of South Uintah.

The effective date of the acquisition is December 31, 2011, with Hinto being the legal acquirer. However, since Hinto is a public company, which had nominal activity, the acquisition has been treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah was the accounting acquirer since its shareholders gained control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto. As a result, the historical financial statements of South Uintah supersede any prior financial statements of Hinto.

South Uintah Gas Properties, Inc. was incorporated in the state of Colorado on March 8, 2011. South Uintah was organized to operate as an independent oil and gas company which would engage in the acquisition, exploration, development, production and sale of natural gas and crude oil. Selected managed risk exploration ventures would also be considered from time to time. The core area of operation is the Rocky Mountain region, which contains all of our areas of interest.

With the acquisition of South Uintah, the Company intends to strive to be a low cost and effective producer of hydrocarbons and intends to develop the business model and corporate strategy as discussed herein.

The Company's approach to lease acquisition, development and production is founded on the discipline of ONLY acquiring leases in areas of proven production. In most cases the leases that are under consideration have at one time contained producing oil or gas wells and currently have production or shut-in wells that are viable for work over and or re-completion. This managed risk approach greatly reduces the risk normally associated with oil and gas development. There are hundreds of wells in our area of interest that meet these criteria. In many instances, the wells were shut-in during a period of declining oil and gas prices and in most cases are ideal for our business model. Our business model is simple; strict adherence to lease acquisition surrounded by proven production, offering well workovers, re-completion, and enhanced oil recovery opportunities in the known producing formations, with long term production potential at a low cost of development, maintenance, and operation. The Company is NOT an exploration company, per se; rather it seeks leases with discovered oil and gas with current or prior production.

One strategy that is quickly growing in prominence and application with respect to petroleum is to use a development program approach. We describe our development plan approach as a set of techniques utilizing the injection of specific fluids such as: water, steam, natural gas, carbon dioxide, nitrogen, and various chemicals and surfactants intended to increase the amount of oil that can ultimately be extracted from any oil field. Many oil exploration and production companies are using development program approaches to maximize the potential of old oil fields.

Our business operations are in the development, production, and low risk exploration of oil and gas including unconventional natural gas, in the Rocky Mountain region of the continental United States. Specifically in the Rocky Mountain area of Utah, Colorado, Montana and Wyoming.

At this time, we are in the early stage of operational activities and have only begun minimal production activities in the second quarter of this year. We are currently evaluating numerous development and exploration projects and potential production acquisitions through our experienced management.

CORPORATE STRATEGY

Our corporate strategy in developing our operations and evaluating potential acquisitions is as follows.

PURSUE CONCURRENT DEVELOPMENT OF OUR CORE AREA OF THE ROCKY MOUNTAINS.

         We plan to spend up to $10,000,000 on acquisition, drilling, re-completion, and development programs which were started in late 2011 and will continue in 2013. We plan to raise these funds in Private Placements of Common Stock, Preferred Stock and/or convertible debt. We expect that all of the 2012 and 2013 drilling capital expenditures will be incurred in Utah, Colorado, Wyoming and Montana property and development prospects. Many of our targeted prospects are in reservoirs that have demonstrated predictable geologic attributes and consistent reservoir characteristics, which typically lead to more repeatable drilling and re-completion results than those achieved through wildcats.

ACHIEVE CONSISTENT RESERVE GROWTH THROUGH REPEATABLE DEVELOPMENT

         We intend to achieve consistent reserve growth over the next four years through a combination of acquisitions and drilling. In 2012, we intend to achieve reserve and production increases as a result of our acquisition, drilling, re-completion and development programs. We anticipate that the majority of future reserve and production growth will come through the acquisition of production, the execution of our drilling and re-completion program, and on development activities on prospects of which we are aware, which include proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

         Our reserve estimates, if any, may change continuously and we intend to evaluate such reserve estimates internally on a frequent basis -- quarterly if warranted -- with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions, development and any successful exploration activities may have a significant effect on the quantities and future values of our reserves, if any.

MAINTAIN HIGH PERCENTAGE OWNERSHIP AND OPERATIONAL CONTROL OVER OUR ASSET BASE

         We intend to retain a high degree of operational control over our asset base, through a high average Working Interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue low risk exploration and development projects relating to selected prospects may provide us with a meaningful competitive advantage.

ACQUIRE AND MAINTAIN ACREAGE POSITIONS IN HIGH POTENTIAL RESOURCE PLAYS

         We believe that our intended acquisition and development in known production prospects in the Rockies should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue potential opportunities that take advantage of our strengths. We are examining potential prospects in such areas as Utah, Wyoming and Montana, which have gained substantial interest within the exploration and production sector due to their relatively under-explored nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays. We anticipate that meaningful drilling and completion results will become known in our acquired Utah properties during late 2012.

PURSUE A DISCIPLINED ACQUISITION STRATEGY IN OUR CORE AREAS OF OPERATION

         We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

EXPERIENCED MANAGEMENT AND OPERATIONAL TEAM WITH ADVANCED EXPLORATION AND DEVELOPMENT TECHNOLOGY

         Our senior management team has over 75 years of experience in the oil and gas industry, and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology, sophisticated geologic and 3-D seismic models to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize state-of-the art drilling and completion technology, as well as multi-zone, multi-stage artificial stimulation ("frac") technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our team has successfully applied these techniques, normally associated with completions in the most advanced Rocky Mountain crude oil and natural gas fields, to improve initial and ultimate production and returns, in other companies.

PROPOSED OIL AND GAS PROJECTS

Our initial projects will center on the Uintah Basin of Utah. The Uintah Basin has long been known to contain petroleum and natural gas and has established itself as a petroleum production hub in the United States. The Utah Division of Oil, Gas, and Mining have recently approved a significant density increase for the Altamont Bluebell Cedar Rim Oil Field, opening up expanded opportunities for development drilling. This recent increased density allotment, may allow extended access to some of the richest petroleum reserves in the United States, that until now have remained unavailable for drilling.

Ever since the discoveries of large reserves in the late 1940s, the Uintah Basin has proven to be a rich petroleum area for companies. From the time that the initial boom of the region commenced, it has been in a state of growth. From the late 1960's through the mid 1980's companies such as Exxon, Chevron Gulf, and Shell Oil achieved remarkable success in the basin by drilling into over-pressurized geological formations. Historically, these deep pay zones known as the Wasatch and Wasatch Transition Formations have led to some of the most productive onshore "flowing" oil wells in the continental U.S.

FIRST PROPOSED PROJECT - NATURAL BUTTES

South Uintah, in July 2011, acquired deep rights interests via farmout in approximately 5,366 gross and 4,887 net acres within the Central part of the Uintah Basin, at Natural Buttes, a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The agreement was subsequently amended on December 31, 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock of South Uintah.

The upper zones above approximately 9,800 feet are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet. The well is currently holding approximately 3,000 PSI in a 9" casing.

We intend to rework the existing well, Federal Conoco 22-1, which was drilled in 1972 to a depth of 20,053 feet. We believe that the well was shut in, primarily due to low gas prices at the time mechanical production issues and lack of proximity to a gas pipe line. We completed a lateral pipeline connection that is approximately 2,000 foot long to the Andarko pipeline for production to commence in the first quarter of 2012.

We have reviewed the drilling, geological and engineering files for the Conoco Federal No. 22-1 Well. Our evaluation indicates that the well has significant hydrocarbon potential in both the Frontier and the Upper Mancos Formations, and that by utilizing best available completion and stimulation techniques, commercial production, may be possible.

WELL HISTORY: This well was drilled in 1972 to a total depth of 20,053, tested in the Frontier Formation from 14,666 to 14,803 at a rate of 1.15 MMCFD declining in 8 hours to 0.250 MMCFD, and temporarily abandoned. The well was re-entered by Gilman A. Hill in 1980. In a WELL COMPLETION OR RECOMPLETION REPORT filed with the USGS in 1981, the well had been cleaned out from the original plug back depth of 14,108 feet to a new plugged back depth of 14,750 feet. It had been perforated from 14, 580 feet to 14,800 feet and tested at a rate estimated to be 500 MCFD. In a SUNDRY NOTICES AND REPORTS ON WELLS filed with the State of Utah, Department of Natural Resources, Division of Oil, Gas, and Mining in 1985, it was reported that the well had been placed in indefinite suspended activity.

PLANNED RE-WORKING PROCEDURE: Our review of the available data indicates that with the application of best available completion and stimulation practices, the well could contain commercial reserves in both the Frontier and Upper Mancos Formations. We plan to re-work the well and individually test these formations.

Our planned re-working procedure calls for the well to be connected to Anadarko's gathering system, and the pressure to be reduced in increments over time, until the well can be safely and effectively killed. This "unconventional completion" will be closely monitored and controlled. Gas will be sold into the Anadarko system during the time pressure is being reduced until the well can no longer buck the back pressure of the pipeline system. This process of pressure reduction could be completed within several days, or it could take several months. Once the well is killed, a Workover Unit will be rigged-up, the casing flange removed, and American Petroleum Institute ("API") approved wellhead and tubing string will be installed. The well will be cleaned out and a testing program of the Frontier and Upper Mancos Formations will be undertaken. The process of pressure reduction and subsequent installation of a wellhead and tubing, and the cleanout and initial testing is estimated to cost $300,000. Gas sales should cover at least a portion of these costs.

Generally, adjacent to the farmout acreage that includes the Conoco Federal No. 22-1 Well is our adjacent acreage, which contains approximately 5,336 gross and 4,887 net acres. If we drill this acreage on 160 acre spacing - a maximum of 27 wells -- and if consistent and similar results are obtained, we believe there is potential for significant of gas resources. No results can be guaranteed or assured, and the financing is not in place for a drilling program of this magnitude.

AVAILABLE INFRASTRUCTURE AND MULTI-WELL DRILL SITES: The 22-1 well location is a flat developed drill site with close highway access and an access road. This infrastructure provides the Company with the ability to develop a significant portion of its acreage from one drill site through slant drilling with accompanying laterals. A pipeline connection has been installed at the time of this filing. This environmentally responsible development plan is designed to minimize surface impacts and is designed to provide a core platform for up to twelve wells without additional roads, pipelines, rights of way, etc. Assuming any initial success, the Company plans to drill continuously from this concrete pad, using drilling technology developed and proved on Alaska's North Slope which utilizes a moveable drilling rig, allowing efficient and low cost movement of the rig for a short distance to subsequent wells, without dismantling the rig and incurring all the downtime and mobilization costs.

Further, the Company intends to eventually have a liquids and gas processing facility on site to provide all of its fuels for drilling (a major expense of development) and an environmentally responsible program to diminish transport traffic for fuels. Here, the concentrated platform for a 12 well development per drill site will allow best available practices to be followed for the management of the drilling, completion, and production operations.

Management believes that based on existing seismic data and nearby well control, that a series of wells drilled in the Sections 22, 18, and 7 of T 9S R20E to a depth of 16,000 feet would have a high probability of encountering multi-pay zones containing commercial oil and gas reserves. The substantial variation in reserves recovered per unit of pore volume in this area is due in large part to the degree of formation damage induced by drilling and stimulation fluids, and by problems associated with the inclusion of excessive perforations in borehole resulting in co-mingling, both of which are preventable occurrences and, to a lesser extent by lateral discontinuity of individual sand units. Management is considering drilling the initial well in a state of significant under-balance to prevent formation damage caused by invasion of mud and mud filtrate. Please keep in mind that all zones above 9,800 feet are precluded from the farmout and our overall targets will be zones from depths beginning at 9,800 feet down to depths of 16,000 feet.

Total Field Development Costs are estimated to be $150 million to drill and complete up to 27 wells over a 7.5 year development period. None of this financing for drilling has been obtained and there is no assurance that such financing could be obtained.

INDIAN NATIONS

In November 2011, the Company, Mr. Richard Gouin and Advanced Petroleum Lifting Systems, LLC entered into a Purchase and Sale Agreement ("Indian Nations
Purchase Agreement"), which provides for the Company to acquire a 5% working interest in certain wells in Pittsburgh County, Oklahoma, knows as the Indian Nations Wells, subject to the resolution of litigation.

The Indian Nations Purchase Agreement was amended in April 2012, to provide for the Company to assign the 5% working interests in Indian Nations Wells 2-30 and 3-30 to the Company's wholly-owned subsidiary, South Uintah in exchange for the issuance of 30,000 shares of the Company's restricted common stock and the continued payment of litigation expenses being incurred in connection with a legal dispute with the operator of the wells.

In February 24, 2010, the Samson Resources Company, the operator of the Indian Nations wells 2-30 and 3-30, filed suit against Advanced Petroleum Lifting Systems, LLC and Mr. Richard Gouin in the District Court in and for Tulsa County. The suit is asking for payment of fees owed to Samson Resources Company totaling $304,504.25, plus interest of $101.11 per day (since the filing of the case) in the District Court in and for Tulsa County. At the time of this filing, the litigation is in the stages of discovery.

The wells are located in Eastern Oklahoma in the Blanco South Field as part of the Wapanucka Reservoir. The area is part of the Atoka Formations formed during the Carboniferous Pennsylvanian Period. The formation consists primarily of sandstone, shale, and thin limestone. The wells primarily produce natural gas.

CISCO SPRING FIELD PROPERTIES

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement."). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah. The Cisco Springs Field is known to produce from the channel sands in the Mancos, Dakota and Morrison formations, with natural gas production from the Mancos and Dakota formations.

The assets acquired include 4,783 gross acres in the Cisco Spring Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that are producing oil, need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:

         -        $175,000 cash; and
         - a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30. 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share of common stock.

COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

FEDERAL REGULATIONS.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

THE DEPARTMENT OF ENERGY.

The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION AND PRICING OF NATURAL GAS.

Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas.
Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt to remedy extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.

As of July 2, 2012, we had no full-time employees. Officers and Directors work on an as needed part-time basis up to 35 hours per week.

PLAN OF OPERATIONS

We had no operations prior to 2011 and we did not have any revenues during the fiscal years ended December 31, 2011 2010 and 2009. We did not recognize any income in the years ended December 31, 2011 and 2010. We have minimal capital, minimal cash of approximately $80,000, and only our assets which consist of our business plan, relationships, contacts and farmout mineral acreage, 3,827 net lease acres and twenty eight wells. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources, none of which have been arranged nor assured.

During the years ended December 31, 2011 and 2010, our operations were focused on the listing of the Company's common stock on the OTCBB and the maintenance of our accounting records and the beginnings of oil and gas exploration prospect evaluations.

During the 2012 fiscal year, the Company intends to continue its efforts to acquire, either by lease, farmout, or purchase, interests in oil or gas prospects or properties for development, production, and low risk exploration, when available, by itself, or with third parties. The Company intends to continue to raise funds to support the efforts through the sale of its equity securities, and occasionally through commercial debt.



                        EXPECTED 2012 BUDGET - 12 MONTHS


Development of connection, rework, recompletion,
 3 well program                                               $1,500,000
Working Capital                                               $1,300,000
Acquisitions                                                  $1,000,000
Payment of Debt                                                 $375,000
General and Administrative Expenses:
    Legal and Accounting/Auditing                               $157,000
    Consulting                                                  $495,000
    Filing Fees (State, SEC, etc.)                                $7,500
    Travel                                                       $60,000
    Interest                                                     $66,000
    Miscellaneous                                               $405,000
                                                             ------------
                                                      TOTAL   $5,000,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. The Company has no revenues to date in the oil and gas exploration, development and production business.

We have conducted a Private Offering of shares of our restricted Common Stock for capital. We intend to raise up to $5,000,000 in the next twelve months with a structure not yet determined in debt or equity. As of June 27, 2012, the Company had sold approximately 1,035,000 shares, raising a total of $517,500. We cannot give any assurances that we will be able to raise the full $5,000,000 to fund the budget. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

We have already received the funds from the Convertible Promissory Note and we will NOT receive any additional funds from its conversion into shares of our common stock.

A total of $1,000,000 may be raised by us if all the $0.50 Warrants are exercised. We will NOT receive any proceeds from sales of shares by selling shareholders. Furthermore, given that we have limited operating history and no revenues, it is unlikely that our warrants will be exercised at the $0.50 per share in the foreseeable future.

We make no assurance that all the warrants will be exercised and that we will receive any of the $1,000,000 as anticipated. We have not included any funds from the sale of warrants in our 2012 operating plan and budget. If any warrants are exercised in 2012, the funds received from such exercised warrants would be used as working capital and for oil and gas acquisition and development.

Our plan of operations is as follows:

MILESTONES

------------------ ------------------------------------------------------------
2nd Quarter 2012   Development of South Uintah properties;
                   Commencement of Recompletion Operations;
                   Identification of possible oil and gas prospect candidates;
                   and Seeking Additional Capital for Company.
------------------ ------------------------------------------------------------
3rd Quarter 2012   Continuation of  Recompletion Operations;
                   Dependent upon receipt of Additional Capital the acquisition of additional oil and gas prospects
------------------ ------------------------------------------------------------
4th Quarter 2012   Continuation of Recompletion Operations and development of any new oil and gas prospects
------------------ ------------------------------------------------------------

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B. DESCRIPTION OF PROPERTY
--------------------------

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

        ------- ------------------------- ------------------------------
        (a)     Real Estate.              None.
        ------- ------------------------- ------------------------------
        (b)     Title to properties.      None.
        ------- ------------------------- ------------------------------









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        ------- ------------------------- ------------------------------
        (c)     Oil and Gas Properties.
        ------- ------------------------- ------------------------------

                              Gas Wells                  Productive Acreage             Undeveloped Acreage
                    ------------------------------- ------------------------------ ------------------------------

      Region            Gross            Net            Gross           Net            Gross           Net
------------------- --------------- --------------- -------------- --------------- -------------- ---------------
Natural Buttes,           1              0.6             80              64            5,275          4,823
Utah

Cisco Spring              27             21.6           1,080           864            3,703          2,963
Field, Utah

Indian Nations,           3              0.2             N/A            N/A              0              0
Oklahoma


        ------- ------------------------- ------------------------------
        (d)     Patents.                  None.
        ------- ------------------------- ------------------------------

C.  LEGAL PROCEEDINGS
---------------------

In March 2012, a note holder of South Uintah, Bridge Industries, LLC filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah Gas Properties, Inc. of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company is evaluating the action and its response, and the outcome of the case is currently unknown.

D.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
------------------------------------------------------------

MARKET INFORMATION

Our Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority ("FINRA"). On December 31, 2010, we began trading on the OTC Bulletin Board under the symbol "HENI", prior to the Company's name change in August 2011, the Company's trading symbol was "GVTS."

The offering of the shares registered hereby could have a material negative effect on the market price for the stock.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock is currently traded on the OTC Bulletin Board.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 100 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this  prospectus,  our  selling  shareholders  hold  5,738,080
Shares, all of which may be sold pursuant to this Registration Statement, including those of affiliates who own 1,244,000 and officers/directors who own 500,000 in the aggregate.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E.  FINANCIAL STATEMENTS
------------------------

The following is a complete list of the financial statements filed as a part of this Report.

         o        For  Hinto   Energy,   Inc.   which   includes  the  unaudited
                  consolidated financial statements for the three months ended March 31, 2012 and 2011.

         o For South Uintah Gas Properties, Inc. the financial statements for the Period from March 8, 2011 (Inception) through December 31, 2011.

         o The historical financial statements of Hinto Energy, Inc. - the financial statements for the years ended December 31, 2011 and 2010.

Since Hinto Energy, Inc. was a publicly traded shell company and South Uintah was an operating company - this merger transaction is treated as a recapitalization of South Uintah and the historical financial statements of South Uintah will supersede and become those of Hinto Energy, Inc.

                               HINTO ENERGY, INC.
                         (A Development State Company)


                  Unaudited Consolidated Financial Statements
               for the Three Months Ended March 31, 2012 and 2011

                                                        HINTO ENERGY, INC.
                                                  (A Development Stage Company)
                                                    CONSOLIDATED BALANCE SHEET
                                                           (UNAUDITED)

                                                                                            March 31, 2012     December 31, 2011
                                                                                          -------------------  ------------------
                                                             ASSETS
         Current Assets:
                 Cash                                                                     $          286,645   $         487,501
                 Deposits                                                                            111,250              25,000
                                                                                          -------------------  ------------------

         Total Current Assets                                                                        397,895             512,501
                                                                                          -------------------  ------------------
         Other assets:
                 Oil and Gas Leases                                                                  676,700             478,200
                                                                                          -------------------  ------------------
                                                                                                           -                   -
         Total Other Assets                                                                          676,700             478,200
                                                                                          -------------------  ------------------

Total Assets                                                                              $        1,074,595   $         990,701
                                                                                          ===================  ==================


                                         LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

         Current liabilities
                 Accounts payable                                                         $          106,403   $          71,315
                 Accrued liabilities                                                                  47,493              47,510
                 Convertible notes payable                                                                 -             500,000
                 Stock subscriptions payable                                                               -              40,000
                 Notes payable, other                                                                375,000             375,000
                                                                                          -------------------  ------------------
         Total Current Liabilities                                                                   528,896           1,033,825
                                                                                          -------------------  ------------------

         Long term notes payable                                                                     500,000             500,000
                                                                                          -------------------  ------------------

Total liabilities                                                                                  1,028,896           1,533,825
                                                                                          -------------------  ------------------
Stockholders' (Deficit) Equity
         Common stock, $0.001 par value; 50,000,000 shares authorized,
          13,925,931 and 11,375,000 shares issued and outstanding at
          March 31, 2012 and December 31, 2011, respectively                                          13,926                 938
         Additional paid-in capital                                                                1,096,727             210,030
                                                                                                           -                   -
         Deficit accumulated during the development stage                                         (1,064,954)           (795,873)
                                                                                          -------------------  ------------------
         Total South Uintah Gas Properties, Inc. Stockholders' (Deficit) Equity                       45,699            (584,905)
                                                                                          -------------------  ------------------

         Noncontrolling interest                                                                           0              41,781


Total liabilities and stockholders' (deficit) equity                                      $        1,074,595   $         990,701
                                                                                          ===================  ==================







See the notes to these financial statements.

                                                         HINTO ENERGY, INC.
                                                    (A Development Stage Company)
                                                CONSOLIDATED STATEMENT OF OPERATIONS
                                              FOR THE THREE MONTHS ENDED MARCH 31, 2012
                                                                 and
                                   PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011
                                                             (UNAUDITED)

                                                                                                                Period March 8, 2011
                                                                                             Period March 8           through
                                                                                                 through          March 31, 2012,
                                                                      The three months      December 31, 2011,      South Uintah
                                                                            ended             South Uintah        consolidated only,
                                                                       March 31, 2012       consolidated only        pre-merger
                                                                     --------------------  -------------------  ------------------
Revenue:                                                             $                 -   $                -   $               -
                                                                     --------------------  -------------------  ------------------

Operational expenses:
      General and Administrative                                                 156,570              245,322             401,892
      Goodwill write off                                                               -              339,195             339,195
      Consulting fees                                                             63,230              209,203             272,433
                                                                     --------------------  -------------------  ------------------
                                                                                       -                    -
          Total operational expenses                                             219,800              793,720           1,013,520
                                                                     --------------------  -------------------  ------------------
                                                                                       -                    -
Other Income (Expenses)
      Interest expense                                                           (17,859)             (33,575)            (51,434)
                                                                     --------------------  -------------------  ------------------

          Total other income (expense)                                           (17,859)             (33,575)            (51,434)
                                                                     --------------------  -------------------  ------------------

Net loss                                                             $          (237,659)  $         (827,295)  $      (1,064,954)
                                                                     ====================  ===================  ==================

      Less: Loss attributable to non-controlling interest                                              31,422
                                                                                           -------------------

Net loss attributable to South Uintah Gas Properties, Inc.                                           (795,873)
                                                                                           ===================


Per share information
---------------------------

Net loss per common share (South
      Uintah Gas Properties, Inc.)
      Basic                                                          $             (0.02)  $            (0.14)
      Fully diluted                                                                    *                    *
                                                                     ====================  ===================

Weighted average number of common
      stock outstanding                                                       11,773,206            5,824,666
                                                                     ====================  ===================

      *  Not provided as it is anti-dilutive











See the notes to these financial statements.

                                                         HINTO ENERGY, INC.
                                             STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
                                       FOR THE PERIOD FROM MARCH 8, 2011 THROUGH MARCH 31, 2012
                                                             (UNAUDITED)

                                                                                             Stockholders'
                                                                                   Deficit      Equity
                                                Common Stock                     Accumulated     South
                                          ------------------------   Additional    During      Uintah Gas     Non-        Total
                                           Number of                  Paid-In    Development   Properties, controlling Stockholders'
                                             Shares       Amount      Capital       Stage          Inc.      Interest     Equity
                                          ------------  ----------  ------------ ------------  -----------  ---------  ------------
Issuance of Founder Shares for cash         1,000,000   $   1,000   $      (900) $         -   $      100          0   $       100

Issuance of Founder Shares for cash         1,000,000       1,000          (900)           -          100          -           100

Issuance of Founder Shares for services     5,500,000       5,500        (4,950)           -          550          -           550

Issuance of Common Stock                    2,000,000       2,000        (1,800)           -          200          -           200
  for oil and gas leases

Shares cancelled in exchange for Hinto
 shares held by Company                      (300,000)       (300)          300            -            -          -             -

Issuance of shares for consulting             175,000         175          (157)           -           18          -            18

Issuance of stock for cash by Hinto                 -           -       147,000            -      147,000     63,000       210,000

Shareholder capital contribution                    -           -        63,000            -       63,000     27,000        90,000

Minority interest at purchase
  of majority interest in subsidiary                -           -             -            -            -    (16,797)      (16,797)

Net Loss                                            -           -             -     (795,873)    (795,873)   (31,422)     (827,295)

Recapitalization, due to reverse merger     2,000,000       2,000        71,203      (31,422)      41,781    (41,781)            -
                                          ------------  ----------  ------------ ------------  -----------  ---------  ------------
Balance - December 31, 2011                11,375,000   $  11,375   $   272,796  $  (827,295)  $ (543,124)         0   $  (543,124)

Issuance of Shares for cash                   410,000         410       204,590            -      205,000          -       205,000

Conversion of notes to common stock         2,071,931       2,072       515,910            -      517,982          -       517,982

Issuance of shares for services                69,000          69       103,431            -      103,500          -       103,500

Net Loss                                            -           -             -     (237,659)    (237,659)         -      (237,659)
                                          ------------  ----------  ------------ ------------  -----------  ---------  ------------
Balance - March 31, 2012                   13,925,931   $  13,926   $ 1,096,727  $(1,064,954)  $   45,699   $      -   $    45,699
                                          ============  ==========  ============ ============  ===========  =========  ============











See the notes to these financial statements.

                                                         HINTO ENERGY, INC.
                                                    (A Development Stage Company)
                                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                             FOR THE THREE MONTHS ENDED MARCH 31, 2012,
                         PERIOD FROM MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011 AND MARCH 31, 2012
                                                             (UNAUDITED)

                                                                                                                     Period
                                                                                                                  March 8, 2011
                                                                                              Period March 8          through
                                                                                                 through          March 31, 2012,
                                                                         Three months ended  December 31, 2011,  South Uintah only,
                                                                           March 31, 2012    South Uintah only      pre-merger
                                                                         ------------------  ------------------  ------------------



Cash Flows from Operating Activities:
         Net Loss                                                        $        (237,659)  $        (827,295)  $      (1,064,954)
Adjustments to reconcile net loss to net cash used
         in operating activities:

         Accrued interest converted to stock                                        17,982                   -              17,982
         Write down of goodwill in subsidiary                                            -             339,195             339,195
         Compensatory stock issuances                                               17,250                 550              17,800
         Deposits                                                                        -             (25,000)            (25,000)
         Increase in accounts payable                                               35,088              15,441              50,529
         Increase (decrease) in accrued liabilities                                    (17)             47,510              47,493
         Increase in stock subscriptions payable                                         -              40,000              40,000
                                                                         ------------------  ------------------  ------------------
                                                                                         -                   -
Net Cash Used by Operating Activities                                             (167,356)           (409,599)           (576,955)
                                                                         ------------------  ------------------  ------------------

Cash Flows from Investing Activities:
         Investment to acquire 70% interest in subsidiary                                -            (300,000)           (300,000)
         Investment in well                                                       (198,500)                  -            (198,500)
         Other notes payable repayment                                                   -            (200,000)           (200,000)
         Purchase of Oil and Gas leases                                                  -            (303,000)           (303,000)
                                                                         ------------------  ------------------  ------------------

Net Cash Used in Investing Activities                                             (198,500)           (803,000)         (1,001,500)
                                                                         ------------------  ------------------  ------------------

Cash Flows from Financing Activities:
         Proceeds from convertible promissory notes                                      -           1,000,000           1,000,000
         Proceeds from other notes payable                                               -             400,000             400,000
         Proceeds from shareholder contribution                                          -              90,000              90,000
         Proceeds from stock sales                                                 165,000             210,100             375,100
                                                                         ------------------  ------------------  ------------------

Net Cash Provided by Financing Activities                                          165,000           1,700,100           1,865,100
                                                                         ------------------  ------------------  ------------------

Net increase (decrease)  in Cash                                                  (200,856)            487,501             286,645

Cash and Cash Equivalents - Beginning of Period                                    487,501                   -                   -
                                                                         ------------------  ------------------  ------------------

Cash and Cash Equivalents - End of Period                                $         286,645   $         487,501   $         286,645
                                                                         ==================  ==================  ==================
                                                                                                             -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                                  $               -   $               -
                                                                         ==================  ==================
         Cash paid for income taxes                                      $               -   $               -
                                                                         ==================  ==================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:

         Net deficit of subsidiary on purchase                           $               -   $         (55,992)
         Issuance of notes payable for assets                            $               -   $         175,000
         Issuance of common stock for deposits and accounts payable      $         103,500   $             100
         Issuance of common stock for oil leases                         $               -   $             200
                                                                         ==================  ==================










See the notes to these financial statements.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Hinto Energy, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form S-1 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

SHARE EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah Gas Properties, Inc. ("South Uintah") and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

The closing of the transaction is dependent upon the delivery of audited financial statements by South Uintah.

Prior to the signing of the Agreement, South Uintah had purchased 3,000,000 shares of the Company's common stock from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah holds approximately 70% of the issued and outstanding common stock of the Company. As part of the Agreement, South Uintah has agreed to return the 3,000,000 shares of common stock to the Company. On December 22, 2011 the Company and South Uintah modified the purchase agreement and reduced the number of shares to be returned by South Uintah by 300,000, to 2,700,000. The Company plans to retire such shares to treasury at that time.

On January 23, 2012 the Company completed the Share Exchange and Acquisition Agreement ("the Agreement") and the shareholders of South Uintah became the majority shareholders of Hinto Energy, Inc. Hinto issued 11,446,931 shares of stock in a one for one share exchange, assumed $175,000 in notes payable and issued 6,700,000 of warrants in a one for one exchange with South Uintah warrant holders. South Uintah returned 2,700,000 shares of Hinto stock to the Company, such stock being cancelled. The Company accounted for the Share Exchange and Acquisition as a reverse capitalization, with South Uintah being the accounting acquirer.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)


BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception, in this case, South Uintah Gas Properties, Inc., for the period March 8, 2011 through December 31, 2011 and the combined companies, Hinto and South Uintah from January 1, 2012 forward.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)


Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the periods ended March 31, 2012 and December 31, 2011, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the period ended March 31, 2012, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - GOING CONCERN AND MANAGEMENTS' PLAN
--------------------------------------------

The Company's financial statements for the three months ended March 31, 2012 and the period of March 3, 2011 through December 31, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $237,659 for the three months ended March 31, 2012, and an accumulated deficit of $1,064,954 as of March 31, 2012. At March 31, 2012, the Company had a working capital deficit of $131,001.

The future success of the Company is likely dependent on its ability to attain additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 - OIL AND GAS LEASES
---------------------------

The Company purchased a farmout of deep right interests in approximately 5,000 net acres in the Uintah Basin in Utah in July 2011, amended in December 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock (2,000,000 shares.) The Company has subsequently expended an additional $198,500 in cash for the completion of a gas pipeline connection, surface equipment and initial well rework.

NOTE 4 - CURRENT LIABILITIES
----------------------------

The Company has $375,000 in other notes payable that it expects to be paid in the next twelve months. Of this amount, $200,000 is to be returned to a former investor. Further information regarding the $200,000 amount payable is found in
Note 7.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)


NOTE 5 - LONG TERM NOTE PAYABLE
-------------------------------

The Company placed a $500,000 secured convertible note payable with a single investor. The note has a term of 3 years, an interest rate of 10%, is convertible into the Company's common stock at $1 per share and is secured by oil and gas leases held by South Uintah Gas Properties, Inc.

NOTE 6 - STOCKHOLDERS' EQUITY
-----------------------------

COMMON STOCK

The authorized common stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At March 31, 2012, the Company had 13,925,931 shares of its common stock issued and outstanding.

During the three months ended March 31, 2012, the Company issued 410,000 shares of its common stock to investors that purchased $205,000 of the securities at a price of $.50 per common share and 69,000 shares for services to be provided over a six month period beginning in February 2012, valued at $1.50 per share.

The Company also issued 11,375,000 of its restricted common shares to acquire South Uintah Gas Properties, Inc.

PREFERRED STOCK

On August 18, 2011, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of Wyoming to authorize 25,000,000 shares of Preferred Shares to be designated in any series or classes and with those rights, privileges and preferences to be determined at the discretion of the Company's Board of Directors. At this time, the Company has not designated any series of preferred stock or issued any shares of preferred stock.

STOCK OPTION PLAN

On August 17, 2011, the Company's shareholders approved the 2011 Hinto Energy, Inc. Stock Option and Award Incentive Plan ("Plan"). The Plan provides for the grant of stock options to directors, officers, employees, consultants, and advisors of the Company. The Plan is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors. The Plan provides for a total of 2,000,000 shares of common stock to be reserved for issuance subject to options. As of the date of this Proxy Statement, the Board has not approved the grant of any options to purchase shares of common stock, nor the conditions, performance or vesting requirements.

                               HINTO ENERGY, INC.
                          (A Development Stage Company)
                      Notes to the Financial Statements For
             the Periods Ended March 31, 2012 and December 31, 2011
                                   (Unaudited)

WARRANTS

The Company had the following warrants outstanding at March 31, 2012:

-------------------- ------------------- ---------------------- ----------------
     WARRANTS          TERM IN YEARS       VESTING IN YEARS       EXERCISE PRICE
-------------------- ------------------- ---------------------- ----------------
     3,000,000             3 to 5              Variable               $2.00
-------------------- ------------------- ---------------------- ----------------
     1,700,000               3                     1                $1 and $3
-------------------- ------------------- ---------------------- ----------------
     2,000,000               2                  Vested                $0.50
-------------------- ------------------- ---------------------- ----------------

Each warrant gives the holder the right to purchase one share of the Company's common stock at the exercise price. The 3,000,000 unvested warrants, issued in connection with consulting services, vest at various dates from May 2012 through June 2014 and expire at various dates from May 2014 through June 2016. The 1,700,000 unvested warrants, issued in connection with consulting services, vest at various dates from June 2012 through November 2012, with 1,100,000 warrants being exercisable at $1 and 600,000 being exercisable at $3. The 2,000,000 warrants currently exercisable were issued in connection with notes payable and expire at dates from May 2013 through July 2013. These 2,000,000 warrants are callable at the option of the Company in the first year from the grant dates of May through July 2011 at the exercise price under various conditions, generally if the Company completes a $4,500,000 private placement of common stock. No expense was recorded by the Company on the issuance of any of the 6,700,000 warrants, as the Company's common stock has no trading market and no material common stock cash sales have been made, and thus none of the warrants were in the money.

NOTE 7 - LEGAL MATTERS
----------------------

In March 2012 a note holder of South Uintah Gas Properties, Inc., Bridge Industries, LLC filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah Gas Properties, Inc. of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company is evaluating the action and its response, and the outcome of the case is currently unknown.

NOTE 8 - SUBSEQUENT EVENTS
--------------------------

The Company has evaluated it activities subsequent to the period ended March 31, 2012, through May 17, 2012 and found no reportable subsequent events.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)

                        Consolidated Financial Statements
      For the Period of March 8, 2011 (Inception) through December 31, 2011

                                    (Audited)

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
South Uintah Gas Properties, Inc.
Arvada, Colorado

I have audited the accompanying consolidated balance sheet of South Uintah Gas Properties, Inc. (a development stage company) as of December 31, 2011 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 8, 2011 (inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Uintah Gas Properties, Inc. as of December 31, 2011 and the consolidated results of its operations and its cash flows for the period from March 8, 2011 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                 /s/Ronald R. Chadwick, P.C.
June 15, 2012                                    RONALD R. CHADWICK, P.C.

                                     SOUTH UINTAH GAS PROPERTIES, INC.
                                       (A Development Stage Company)
                                               BALANCE SHEETS


                                                                                            December 31,
                                                                                                2011
                                                                                           ---------------

ASSETS
        Current Assets:
                 Cash                                                                      $      487,501
                 Deposits                                                                          25,000
                                                                                           ---------------

        Total Current Assets                                                                      512,501
                                                                                           ---------------

        Other assets:

                 Oil and Gas Leases                                                               478,200

                                                                                           ---------------
        Total Other Assets                                                                        478,200
                                                                                           ---------------

Total Assets                                                                               $      990,701
                                                                                           ===============


LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
        Current liabilities
                 Accounts payable                                                          $       71,316
                 Accrued liabilities                                                               47,510
                 Stock subscriptions payable                                                       40,000
                 Convertible notes payable                                                        500,000
                 Notes payable, other                                                             375,000
                                                                                           ---------------
        Total Current Liabilities                                                               1,033,826

        Long term note payable                                                                    500,000
                                                                                           ---------------

        Total liabilities                                                                       1,533,826
                                                                                           ---------------

Stockholders' (Deficit) Equity
        Common stock, $0.0001 par value; 100,000,000 shares
          authorized, 9,375,000 shares issued and outstanding                                         938
        Additional paid-in capital                                                                194,284
        Deficit accumulated during the development stage                                         (797,606)
                                                                                           ---------------

        Total South Uintah Gas Properties, Inc. Stockholders' (Deficit) Equity                   (602,384)
        Noncontrolling interest                                                                    59,259
                                                                                           ---------------
        Total stockholders' (deficit) equity                                                     (543,125)
                                                                                           ---------------
Total liabilities and stockholders' (deficit) equity                                       $      990,701
                                                                                           ===============



See the notes to these financial statements.

                                  SOUTH UINTAH GAS PROPERTIES, INC.
                                    (A Development Stage Company)
                                      STATEMENTS OF OPERATIONS
                FOR THE PERIOD OF MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011



                                                                                 Period March 8
                                                                                     through
                                                                                 December 31, 2011
                                                                                -------------------

Revenue:                                                                        $                -
                                                                                -------------------

Operational expenses:
      General and Administrative                                                           245,322
      Goodwill impairment                                                                  339,195
      Consulting fees                                                                      210,936
                                                                                -------------------

          Total operational expenses                                                       795,453
                                                                                -------------------

Other Income (Expenses)
      Interest expense                                                                     (33,575)
                                                                                -------------------

          Total other income (expense)                                                     (33,575)
                                                                                -------------------

Net loss                                                                                  (829,028)

      Less: Loss attributable to non-controlling interest                                   31,422
                                                                                -------------------

Net loss attributable to South Uintah Gas Properties, Inc.                      $         (797,606)
                                                                                ===================

Per share information
---------------------------

Net loss per common share
      Basic                                                                     $            (0.14)
      Fully diluted                                                                              *
                                                                                ===================

      * Not calculated, as the effect would be anti-dilutive

Weighted average number of common
      stock outstanding                                                                  5,824,666
                                                                                ===================








See the notes to these financial statements.

                                          SOUTH UINTAH GAS PROPERTIES, INC.
                                             (A Development Stage Company)
                                       STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
                                FROM MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011

                                                                            Stockholders'
                                                                 Deficit      Equity
                               Common Stock                    accumulated     South
                          -----------------------  Additional    During      Uintah Gas                      Total
                           Number of                 paid-in   Development   Properties   Noncontrolling  Stockholders'
                             Shares       Amount     Capital      Stage         Inc.         Interest        Equity
                          ------------  ---------  ----------  -----------  ------------- --------------  ------------

Balance - March 3, 2011             -   $      -   $       -   $       -    $          -  $          -    $          -

Issuance of Founder
 Shares for cash            1,000,000        100           -           -             100             -             100

Issuance of Founder
 Shares for cash            1,000,000        100           -           -             100             -             100

Issuance of Founder
 Shares for services        5,500,000        550           -           -             550             -             550

Issuance of Common Stock
  for oil and gas leases    2,000,000        200           -           -             200             -             200

Shares cancelled in
 exchange for Hinto
 shares held by Company      (300,000)       (30)      8,907           -           8,877        (8,877)              -

Issuance of shares for
 consulting                   175,000         18       1,732           -           1,750             -           1,750

Issuance of stock for
 cash by Hinto                                       120,645                     120,645        89,355         210,000

Shareholder capital
 contribution                                         63,000                      63,000        27,000          90,000

Minority interest at
 purchase of majority
 interest in subsidiary                                                                -       (16,797)        (16,797)

Net Loss                            -          -           -    (797,606)       (797,606)      (31,422)       (829,028)
                          ------------  ---------  ----------  -----------  ------------- --------------  ------------
Balance -
 December 31, 2011          9,375,000   $    938   $ 194,284   $(797,606)   $   (602,384) $     59,259    $   (543,125)
                          ============  =========  ==========  ===========  ============= ==============  ============





See the notes to these financial statements.

                            SOUTH UINTAH GAS PROPERTIES, INC.
                              (A DEVELOPMENT STAGE COMPANY)
                                 STATEMENT OF CASH FLOWS
          FOR THE PERIOD OF MARCH 8, 2011 (INCEPTION) THROUGH DECEMBER 31, 2011


                                                                         Period March 8
                                                                            through
                                                                       December 31, 2011
                                                                       -----------------


Cash Flows from Operating Activities:
        Net Loss                                                       $      (829,028)
Adjustments to reconcile net loss to net cash used
        in operating activities:
        Write down of goodwill in subsidiary                                   339,195
        Compensatory stock issuances                                             2,300
        (Increase) decrease in deposits and advances                           (25,000)
        Increase in accounts payable                                            15,424
        Increase in accrued liabilities                                         47,510
        Increase in stock subscriptions payable                                 40,000
                                                                       -----------------

Net Cash Used by Operating Activities                                         (409,599)
                                                                       -----------------

Cash Flows from Investing Activities:
        Investment in Garner Investments, Inc.                                (300,000)
        Puchase of Oil and Gas leases                                         (303,000)
                                                                       -----------------

Net Cash Used in Investing Activities                                         (603,000)
                                                                       -----------------

Cash Flows from Financing Activities:
        Proceeds from convertible promissory notes                           1,000,000
        Proceeds from other notes payable                                      400,000
        Other notes payable  - payments                                       (200,000)
        Shareholder capital contribution                                        90,000
        Proceeds from stock issuance                                           210,100
                                                                       -----------------

Net Cash Provided by Financing Activities                                    1,500,100
                                                                       -----------------

Net Increase  in Cash                                                          487,501

Cash and Cash Equivalents - Beginning of Period                                      -
                                                                       -----------------

Cash and Cash Equivalents - End of Period                              $       487,501
                                                                       =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid for interest expense                                 $             -
                                                                       =================
        Cash paid for income taxes                                     $             -
                                                                       =================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
        ACTIVITIES:

        Net deficit of subsidiary on purchase                          $       (55,992)
        Issuance of notes payable for assets                           $       175,000
        Issuance of common stock for accounts payable                  $           100
        Issuance of common stock for oil leases                        $           200
                                                                       =================



See the notes to these financial statements.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

ORGANIZATION

South Uintah Gas Properties, Inc. ("the Company") was incorporated on March 8, 2011 in the state of Colorado. The Company intends to become an independent energy company that intends to acquire and develop oil and gas properties.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its majority (approximately 57 percent) owned subsidiary, Hinto Energy, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

GOING CONCERN

The Company's financial statements for the period of March 8, 2011 (Inception) through December 31, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated total shareholders' deficit of $602,384 as of December 31, 2011. The Company has not recognized any revenues from its activities since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the period from March 8, 2011 ended December 31, 2011, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

NONCONTROLLING INTEREST

A subsidiary of the Company has minority members, representing ownership interests of 43% at December 31, 2011. The Company accounts for these minority, or noncontolling interests pursuant to ASC 810-10-65 whereby gains or losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the period of March 8, 2011 (Inception) through December 31, 2011, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

NOTE 2 - OIL AND GAS LEASES
---------------------------

The Company purchased a farmout of deep right interests in approximately 5,355 gross acres and 4,887 net acres in the Uintah Basin in Utah in July 2011, amended in December 2011, with conveyance of approximately 4,100 acres made in 2011, and the remainder in February 2012. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock.

NOTE 3 - INVESTMENT IN HINTO ENERGY, INC.
-----------------------------------------

On July 12, 2011, the Company purchased 3,000,000 shares of the common stock of Hinto Energy, Inc. (Hinto), formerly Garner Investments, Inc., for cash of $300,000. The Company entered into a Share Purchase and Exchange Agreement with Hinto, on July 27, 2011 as discussed in Note 9. Upon the completion a proposed merger with Hinto, the Company has agreed to return the 2,700,000 shares to Hinto. The purchase resulted in the Company recording goodwill of approximately $339,000, negative net worth in the subsidiary of approximately $56,000 and noncontrolling interest of approximately negative $17,000.

NOTE 4 - CONVERTIBLE PROMISSORY NOTES
-------------------------------------

The Company has issued $500,000 of convertible promissory notes. The notes earn interest at 6% per annum, are unsecured, with principal and interest convertible in whole or in part by the holder into common shares of the Company at $.25 per share any time prior to repayment. Conversion of the entire principal amount of $500,000 would result in an additional 2,000,000 outstanding common shares. The notes are due at various dates from April through July 2012. 2,000,000 common stock purchase warrants exercisable at $.50 were issued in connection with these notes. The Company has recognized no beneficial conversion expense on the convertible notes as the Company's common stock currently has no trading market or established cash market price.

In December 2011, the Company's majority owned subsidiary, Hinto Energy, Inc., issued a $500,000 secured three year note payable, with principal and interest convertible in whole or in part by the holder into common shares of Hinto Energy, Inc. at $1.00 per share any time prior to repayment, and bearing interest at 10% per annum, with interest payable quarterly. The Company has recognized no beneficial conversion expense on the convertible note as the conversion feature was not in the money.

NOTE 5 - NOTES PAYABLE, OTHER
-----------------------------

The Company issued two non-interest bearing notes payable for a total of $175,000 as part of the purchase price of the lease interest described in Note
2. One note for $75,000 is due in one year, and the second note for $100,000 is due in two years.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

In May 2011 the Company accepted a Subscription Agreement for $500,000 in exchange for a $500,000 Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of Company's common stock and warrants exercisable for a total of 2,000,000 shares of the Company's common stock with prices ranging from $0.25 per share to $1.50 per share. At the time of the closing, the Company received $400,000 of the $500,000. On September 6, 2011, after a failure to receive the remaining $100,000 from the subscriber, South Uintah Gas gave notice to the subscriber of its termination of the Subscription Agreement and associated agreements due to a failure of the subscriber to perform its obligations. As a result, South Uintah Gas has cancelled the shares and the warrants issued to the subscriber, repaid $200,000 and is making arrangements to repay the remaining $200,000 in full to the former subscriber.

NOTE 6- STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------

The authorized capital stock of the Company is 100,000,000 shares of common stock and 25,000,000 or preferred stock, both with a $0.0001 par value. At December 31, 2011, Company had 9,375,000 shares of its common stock issued and outstanding.

The Company's subsidiary Hinto Energy, Inc., at December 31, 2011 had a stock subscription payable of $40,000 to an individual calling for the issuance for 80,000 Hinto Energy, Inc. common shares.

NOTE 7 - WARRANTS
-----------------

The Company had the following warrants outstanding at December 31, 2011:


-------------------- ------------------- ---------------------- ----------------
   WARRANTS            TERM IN YEARS       VESTING IN YEARS       EXERCISE PRICE
-------------------- ------------------- ---------------------- ----------------
   3,000,000               3 to 5              Variable               $2.00
-------------------- ------------------- ---------------------- ----------------
   1,700,000                 3                     1                $1 and $3
-------------------- ------------------- ---------------------- ----------------
   2,000,000                 2                  Vested                $0.50
-------------------- ------------------- ---------------------- ----------------

Each warrant gives the holder the right to purchase one share of the Company's common stock at the exercise price. The 3,000,000 vested warrants, issued in connection with consulting services, vest at various dates from May 2012 through June 2014 and expire at various dates from May 2014 through June 2016. The 1,700,000 vested warrants, issued in connection with consulting services, vest at various dates from June 2012 through November 2012, with 1,100,000 warrants being exercisable at $1 and 600,000 being exercisable at $3. The 2,000,000 warrants currently exercisable were issued in connection with notes payable and expire at dates from May 2013 through July 2013. These 2,000,000 warrants are callable at the option of the Company in the first year from the grant dates of May through July 2011 at the exercise price under various conditions, generally if the Company completes a $4,500,000 private placement of common stock. No expense was recorded by the Company on the issuance of any of the 6,700,000 warrants, as the Company's common stock has no trading market and no material common stock cash sales have been made, and thus none of the warrants were in the money.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

NOTE 8 - INCOME TAXES
---------------------

The Company is subject to federal and domestic income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry-forwards. The NOL carry forwards expire in various years through 2030. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the NOL carry-forwards. NOL carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

-----------------------------------------------------------------------------
                         Estimated NOL
                         Carry-forward         Valuation
   Period Ending            benefit            Allowance    Net Tax Benefit
-----------------------------------------------------------------------------
 December 31, 2011         $307,038           $(307,038)           -
-----------------------------------------------------------------------------


NOTE 9 - SHARE PURCHASE AND EXCHANGE AGREEMENT
----------------------------------------------

The Company has entered into a Share Exchange and Acquisition Agreement (Agreement) with Hinto Energy, Inc., formerly Garner Investments, Inc., and its Shareholders whereby Hinto will acquire the Company for 9,375,000 common shares, up to $675,000 in convertible and non-convertible promissory notes, plus accrued interest and 6,700,000 warrants in varying increments and exercise prices, subject to receipt of audited financial statements in accordance with SEC Rules and Regulations. The Company will return 2,700,000 shares of Hinto stock currently held by the Company.

NOTE 10 - RELATED PARTY TRANSACTIONS
------------------------------------

Of the $71,316 in outstanding Company accounts payable at December 31, 2011, $66,361 is to a related party shareholder for legal services. A related party shareholder donated $90,000 in legal fee payments to the capital of the Company in 2011.

NOTE 11 - SUBSEQUENT EVENTS
---------------------------

The Company has evaluated it activities subsequent to the year ended December 31, 2011 through May 17, 2012 and found the following reportable subsequent events.

The Company has converted $500,000 in convertible notes payable and accrued interest into 2,071,931 common shares.

                          SOUTH UINTAH PROPERTIES, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
               For the Period of March 8, 2011 (Inception) through
                                December 31, 2011

The acquisition of the Company by Hinto Energy, Inc. occurred on January 23, 2012, with the Company becoming a wholly owned subsidiary of Hinto Energy, Inc. The acquisition resulted in the Company's' shareholders exchanging 11,446,931 common shares, which included the 2,071,031 common shares resulting from note conversion mentioned in the previous paragraph of this Note 10, for shares of Hinto Energy common stock, exchanging 6,700,000, 2 to 5 year warrants, with exercise prices ranging from $1 to $3 dollars per share for warrants to purchase Hinto Energy stock, exchanging $175,000 of the Company's promissory notes payable for notes payable by Hinto Energy, and the return of 2,700,000 shares of the Hinto Energy's common stock currently held by South Uintah to Hinto Energy, Inc.

In March 2012 a note holder of South Uintah Gas Properties, Inc., Bridge Industries, LLC filed a complaint against the Company and Hinto Energy, Inc. in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah Gas Properties, Inc. of $400,000, $200,000 which remains outstanding, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company is evaluating the action and its response, and the outcome of the case is currently unknown.

                               HINTO ENERGY, INC.
                       (formerly Garner Investments, Inc.)

                     Historical financial statements for the
                     years ended December 31, 2011 and 2010

                                    (Audited)

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Hinto Energy, Inc.
Arvada, Colorado

I have audited the accompanying balance sheets of Hinto Energy, Inc. (a development stage company) as of December 31, 2011 and 2010 and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from February 13, 1997 (inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hinto Energy, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, and for the period from February 13, 1997 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                              /s/ Ronald R. Chadwick, P.C.
March 30, 2012                                RONALD R. CHADWICK, P.C.

                                             HINTO ENERGY, INC.
                                     (FORMERLY GARNER INVESTMENTS, INC.)
                                        (A Development Stage Company)
                                               BALANCE SHEETS


                                                                            December 31,      December 31,
                                                                               2011              2010
                                                                          ---------------   ---------------


                                                   ASSETS
        Current Assets:
               Cash                                                       $      477,742    $            -
                                                                          ---------------   ---------------
        Total Current Assets                                                     477,742                 -
                                                                          ---------------   ---------------

        Other assets:
               Farmout Agreement                                                       -             3,500
                                                                          ---------------------------------
        Total Other Assets                                                             -             3,500
                                                                          ---------------   ---------------

Total Assets                                                              $      477,742    $        3,500
                                                                          ===============   ===============


                               LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

        Current liabilities
               Accounts payable                                           $       35,486    $       55,600
               Accrued liabilities                                                 2,305                 -
               Stock subscriptions payable                                        40,000                 -
                                                                          ---------------   ---------------
        Total Current Liabilities                                                 77,791            55,600

        Long term note payable                                                   500,000                 -
                                                                          ---------------   ---------------

Total liabilities                                                         $      577,791    $       55,600
                                                                          ---------------   ---------------

Stockholders' (Deficit) Equity
        Preferred stock, $0.001 par value; 25,000,000 shares
          authorized, no shares issued and outstanding                                 -                 -
        Common stock, $0.001 par value; 50,000,000 shares authorized,
         4,700,000 and 4,280,000 shares issued and outstanding
          at December 31, 2011 and December 31, 2010, respectively                 4,700             4,280
        Additional paid-in capital                                               308,290             8,710
        Deficit accumulated during the development stage                        (413,039)          (65,090)
                                                                          ---------------   ---------------
               Total Stockholders' (Deficit) Equity                             (100,049)          (52,100)
                                                                          ---------------   ---------------

Total liabilities and stockholders' (deficit) equity                      $      477,742    $        3,500
                                                                          ===============   ===============






See the notes to these financial statements.

                                             HINTO ENERGY, INC.
                                     (FORMERLY GARNER INVESTMENTS, INC.)
                                        (A Development Stage Company)
                                          STATEMENTS OF OPERATIONS


                                                                                       February 13, 1997
                                                        For The Years Ended             (Inception) to
                                                           December 31,                   December 31,
                                                       2011             2010                 2011
                                                   --------------   -------------    ----------------------
Revenue:                                           $           -    $          -     $                   -
                                                   --------------   -------------    ----------------------

Operational expenses:
      Office expenses                                     10,607               -                    10,607
      Impairment of farmout                                3,500               -                     3,500
      Impairment of intercompany receivable              239,318               -                   239,318
      Professional fees                                   92,469          25,435                   157,559
                                                   --------------   -------------    ----------------------

          Total operational expenses                     345,894          25,435                  (410,984)
                                                   --------------   -------------    ----------------------

          Interest expense                                 2,055               -                     2,055
                                                   --------------   -------------    ----------------------

Net loss                                           $    (347,949)   $    (25,435)    $            (413,039)
                                                   ==============   =============    ======================

Per share information

Net loss per common share
      Basic                                        $       (0.08)   $      (0.01)
      Fully diluted                                $       (0.08)   $      (0.01)
                                                   ==============   =============

Weighted average number of common
      stock outstanding                                4,307,616       4,280,000
                                                   ==============   =============


















See the notes to these financial statements.

                                              HINTO ENERGY, INC.
                                     (FORMERLY GARNER INVESTMENTS, INC.)
                                        (A Development Stage Company)
                                 STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
                         From February 13, 1997 (Inception) through December 31, 2011

                                                                                 Deficit
                                          Common Stock                          Accumulated
                                   ---------------------------   Additional       During
                                     Number of                     paid-in      Development
                                      Shares         Amount        Capital        Stage          Totals
                                   -------------   -----------   ------------   -----------   --------------
Issuance of stock for cash              480,000    $      480    $     1,020    $        -    $       1,500
Net loss                                      -             -              -          (144)            (144)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 1997             480,000           480          1,020          (144)           1,356
                                   -------------   -----------   ------------   -----------   --------------

Isssuance of stock for cash             300,000           300            450             -              750
Net loss                                      -             -              -        (1,557)          (1,557)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 1998             780,000           780          1,470        (1,701)             549
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -          (240)            (240)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 1999             780,000           780          1,470        (1,941)             309
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -           (50)             (50)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2000             780,000           780          1,470        (1,991)             259
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -          (259)            (259)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2001             780,000           780          1,470        (2,250)               -
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2002             780,000           780          1,470        (2,250)               -
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2003             780,000           780          1,470        (2,250)               -
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2004             780,000           780          1,470        (2,250)               -
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2005             780,000           780          1,470        (2,250)               -
                                   -------------   -----------   ------------   -----------   --------------

Issuance of stock for oil lease       3,500,000         3,500              -             -            3,500
Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2006           4,280,000         4,280          1,470        (2,250)           3,500
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -             -                -
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2007           4,280,000         4,280          1,470        (2,250)           3,500
                                   -------------   -----------   ------------   -----------   --------------

Shareholder capital contribution              -             -          5,740             -            5,740
Net loss                                      -             -              -       (22,461)         (22,461)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2008           4,280,000         4,280          7,210       (24,711)         (13,221)
                                   -------------   -----------   ------------   -----------   --------------

Net loss                                      -             -              -       (14,944)         (14,944)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2009           4,280,000         4,280          7,210       (39,655)         (28,165)
                                   -------------   -----------   ------------   -----------   --------------

Shareholder capital contribution              -             -          1,500             -            1,500
Net Loss                                      -             -              -       (25,435)         (25,435)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2010           4,280,000         4,280          8,710       (65,090)         (52,100)
                                   -------------   -----------   ------------   -----------   --------------

Issuance of stock for cash              420,000           420        209,580             -          210,000
Shareholder capital contribution                                      90,000             -           90,000
Net Loss                                      -             -              -      (347,949)        (347,949)
                                   -------------   -----------   ------------   -----------   --------------
Balance - December 31, 2011           4,700,000    $    4,700    $   308,290    $ (413,039)   $    (100,049)
                                   -------------   -----------   ------------   -----------   --------------



See the notes to these financial statements.

                                                HINTO ENERGY, INC.
                                       (FORMERLY GARNER INVESTMENTS, INC.)
                                          (A Development Stage Company)
                                             STATEMENT OF CASH FLOWS


                                                                                                 February 13,
                                                                                                     1997
                                                                   For The Years Ended          (Inception) to
                                                                      December 31                 December 31,
                                                                  2011             2010              2011
                                                              --------------   --------------   ----------------

Cash Flows from Operating Activities:
         Net Loss                                             $    (347,949)   $     (25,435)   $      (413,039)
Adjustments to net loss for non-cash items:
         Impairment to farmout agreement                              3,500                -              3,500
         Receivable reserve expense                                 239,318                -            239,318
Adjustments to reconcile net loss to net cash used
 in operating activities:
         Increase in advances to parent company                    (239,318)               -           (239,318)
         Increase (decrease) in accounts payable                    (20,114)          23,935             35,486
         Increase in accrued liabilities                                250                -                250
         Increase in accrued interest                                 2,055                -              2,055
         Increase in stock subscriptions payable                     40,000                -             40,000
                                                              --------------   --------------   ----------------

Net Cash Used by Operating Activities                              (322,258)          (1,500)          (331,748)
                                                              --------------   --------------   ----------------

Net Cash Used in Investing Activities                                     -                -                  -
                                                              --------------   --------------   ----------------

Cash Flows from Financing Activities:
         Shareholder payment of accounts payable                     90,000            1,500             97,240
         Issuance of notes                                          500,000                -            500,000
         Proceeds from stock issuance, net of
            issuance costs                                          210,000                -            212,250
                                                              --------------   --------------   ----------------

Net Cash Provided by Financing Activities                           800,000            1,500            809,490
                                                              --------------   --------------   ----------------

Net Increase (decrease) in Cash                                     477,742                -            477,742

Cash and Cash Equivalents - Beginning of Period                           -                -                  -
                                                              --------------   --------------   ----------------

Cash and Cash Equivalents - End of Period                     $     477,742    $         $ -    $       477,742
                                                              ==============   ==============   ================


SUPPLEMENTAL DISCLOSURE OF
         CASH FLOW INFORMATION:
         Cash paid for interest expense                       $           -    $           -    $             -
                                                              ==============   ==============   ================
         Cash paid for income taxes                           $           -    $           -    $             -
                                                              ==============   ==============   ================

SUPPLEMENTAL DISCLOSURE OF NON-CASH
         INVESTING ACTIVITIES:
         Issuance of common stock for oil lease               $           -    $           -    $         3,500
                                                              ==============   ==============   ================







See the notes to these financial statements.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Hinto Energy, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form S-1 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

SHAREHOLDER MEETING

On August 17, 2011, the Company held a Special and Annual Shareholder Meeting ("Meeting.") At such Meeting, a majority of the Company's shareholders approved the following:

     - To authorize an Amendment to the Articles of Incorporation to change the corporate name to Hinto Energy, Inc. On August 18, 2011, the Company filed an amendment to its Articles of Incorporation to change the corporate name from Garner Investments, Inc. to Hinto Energy, Inc.

     - To authorize 25,000,000 Preferred Shares, in such classes or series with designation of rights, privileges, and preferences as the Board may later determine. On August 18, 2011, the Company filed an amendment to its Articles of Incorporation to authorize such preferred shares.

     -    To authorize the Hinto Energy,  Inc. Stock Option and Award  Incentive
          Plan.

     - To approve and appoint our Auditor, Ronald R. Chadwick, PC for the year ending December 31, 2011.

     - To approve the Share Exchange and Acquisition Agreement by and between the Company and South Uintah Gas Properties, Inc.

     - The election of George Harris, Max Sommers, Gary Herick, Kevin Blair and J. David Keller to our Board of Directors.

SHARE EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah Gas Properties, Inc. ("South Uintah") and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

The closing of the transaction is dependent upon the delivery of audited financial statements by South Uintah.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010

Prior to the signing of the Agreement, South Uintah had purchased 3,000,000 shares of the Company's common stock from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah holds approximately 70% of the issued and outstanding common stock of the Company. As part of the Agreement, South Uintah has agreed to return the 3,000,000 shares of common stock to the Company. On December 22, 2011 the Company and South Uintah modified the purchase agreement and reduced the number of shares to be returned by South Uintah by 300,000, to 2,700,000. The Company plans to retire such shares to treasury at that time.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

GOING CONCERN

The Company's financial statements for the nine months ended December 31, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $413,039 as of December 31, 2011. The Company did not recognize revenues from its activities during the year ended December 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the years ended December 31, 2011 and 2010, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010


INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the year ended December 31, 2011, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - GOING CONCERN AND MANAGEMENTS' PLAN
--------------------------------------------

In the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements for the years ended December 31, 2011 and 2010 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $347,949 for the year ended December 31, 2011, and an accumulated deficit of $413,039 as of December 31, 2011. At December 31, 2011, the Company had working capital of $399,951.

The future success of the Company is likely dependent on its ability to attain additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 - OTHER ASSETS
---------------------

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange for and as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout.

In December 31, 2010, the Farmout Agreement was extended to April 30, 2011. On April 30, 2011, Farmout Agreement expired and the Company chose not to renew the Farmout Agreement. As a result, the Company fully expensed the $3,500 value of the Farmout Agreement.

NOTE 4 - CURRENT LIABILITIES
----------------------------

The Company has $40,000 classified as stock subscriptions payable, representing subscriptions for 80,000 shares of common stock sold at a price of $.50 per common share for which the underlying common shares have not yet been issued.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010


NOTE 5- LONG TERM NOTE PAYABLE
------------------------------

The Company placed a $500,000 secured convertible note payable with a single investor. The note has a term of 3 years, an interest rate of 10%, is convertible into the Company's common stock at $1 per share and is secured by oil and gas leases held by South Uintah Gas Properties, Inc.

NOTE 6 - STOCKHOLDERS' EQUITY
-----------------------------

COMMON STOCK

The authorized common stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2011, the Company had 4,700,000 shares of its common stock issued and outstanding.

During the year ended December 31, 2011, the Company issued 420,000 shares of its common stock to investors that purchased $210,000 of the securities at a price of $.50 per common share.

PREFERRED STOCK

On August 18, 2011, the Company filed an amendment to the Articles of Incorporation with the Secretary of State of Wyoming to authorize 25,000,000 shares of Preferred Shares to be designated in any series or classes and with those rights, privileges and preferences to be determined at the discretion of the Company's Board of Directors. At this time, the Company has not designated any series of preferred stock or issued any shares of preferred stock.

STOCK OPTION PLAN

On August 17, 2011, the Company's shareholders approved the 2011 Hinto Energy, Inc. Stock Option and Award Incentive Plan ("Plan"). The Plan provides for the grant of stock options to directors, officers, employees, consultants, and advisors of the Company. The Plan is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors.

The Plan provides for a total of 2,000,000 shares of common stock to be reserved for issuance subject to options. As of the date of this Proxy Statement, the Board has not approved the grant of any options to purchase shares of common stock, nor the conditions, performance or vesting requirements.

SHAREHOLDER CAPITAL CONTRIBUTION

During the year ended December 31, 2011, a shareholder of the Company paid the Company's outstanding legal fees of $90,000. The Company has treated the payment as a capital contribution and credited Additional Paid In Capital for $90,000.

NOTE 7 - INCOME TAXES
---------------------

The Company is subject to federal and domestic income taxes. The Company has had no income, and therefore has paid no income tax.

                               HINTO ENERGY, INC.
                       (FORMERLY GARNER INVESTMENTS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2011 and 2010

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry-forwards. The NOL carry forwards expire in various years through 2030. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the NOL carry-forwards. NOL carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

   Period Ending           Estimated NOL          Valuation
                       Carry-forward benefit      Allowance      Net Tax Benefit
--------------------------------------------------------------------------------

 December 31, 2010            $ 13,108            $ (13,108)             -
 December 31, 2011            $108,200            $(108,200)             -


NOTE 8 - SUBSEQUENT EVENTS
--------------------------

The Company has evaluated it activities subsequent to the year ended December 31, 2011 through April 6, 2012 and found the following reportable subsequent events.

The acquisition of South Uintah Gas Properties, Inc. occurred on January 23, 2012. The acquisition resulted in the Company issuing 9,375,000 common shares, 6,700,000, 2 to 5 year warrants, with prices from $1 to $3 dollars per share to be purchased, assumption of $500,000 in notes payable convertible into common stock at $.50 per share, $175,000 in promissory notes payable and the return of 2,700,000 shares of the Company's common stock currently held by South Uintah.

In March 2012 a note holder of South Uintah Gas Properties, Inc., Bridge Industries, LLC filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contact and seeking return of all monies lent to South Uintah Gas Properties, Inc. of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company is evaluating the action and its response, and the outcome of the case is currently unknown.

F.  SELECTED FINANCIAL INFORMATION
----------------------------------

Not applicable.

G.  SUPPLEMENTARY FINANCIAL INFORMATION
---------------------------------------

Not applicable.

H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. IN CONNECTION WITH, AND BECAUSE WE DESIRE TO TAKE ADVANTAGE OF, THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WE CAUTION READERS REGARDING CERTAIN FORWARD LOOKING STATEMENTS IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS REPORT AND IN ANY OTHER STATEMENT MADE BY, OR ON OUR BEHALF, WHETHER OR NOT IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

PLAN OF OPERATIONS

On July 12, 2011, South Uintah Gas Properties, Inc. purchased 3,000,000 shares of Hinto's common stock, approximately 70% of the issued and outstanding shares of Hinto, prior to the merger. On July 27, 2011, Hinto and South Uintah entered into a binding agreement, whereby all of the issued and outstanding common stock, debt and warrants of South Uintah would be exchanged for an equivalent notes and securities of Hinto.

The two entities merged on January 23, 2012, with Hinto being the legal acquirer. However, since Hinto is a public company, which had nominal activity, the merger has been treated as a recapitalization of South Uintah. Though Hinto was the legal acquirer in the merger, South Uintah Gas was the accounting acquirer since its shareholders ended up with control of Hinto. Therefore at the date of the merger the historical financial statements of South Uintah became those of Hinto.

We did not recognize any income in the years ended December 31, 2011 and 2010. We have minimal capital, moderate cash, and only our intangible assets which consist of our business plan, relationships, contacts and farmout mineral acreage and one well. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources, none of which have been arranged nor assured.

                        EXPECTED 2012 BUDGET - 12 MONTHS


Development of connection, rework, recompletion,
 3 well program                                                       $1,500,000
Working Capital                                                       $1,300,000
Acquisitions                                                          $1,000,000
Payment of Debt                                                         $375,000
General and Administrative Expenses:
    Legal and Accounting/Auditing                                       $157,000
    Consulting                                                          $495,000
    Filing Fees (State, SEC, etc.)                                        $7,500
    Travel                                                               $60,000
    Interest                                                             $66,000
    Miscellaneous                                                       $405,000
                                                             -------------------
                                                      TOTAL           $5,000,000

The Company may change any or all of the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. The Company has no revenues to date in the oil and gas exploration, development and production business.

We have conducted a Private Offering of shares of our restricted Common Stock for capital. We intend to raise up to $5,000,000 in the next twelve months with a structure not yet determined in debt or equity. As of July 2, 2012, the Company had sold approximately 1,035,000 shares, raising a total of $517,500. We cannot give any assurances that we will be able to raise the full $5,000,000 to fund the budget. Further, we will need to raise additional funds to support not only our expected budget, but our continued operations. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

Our plan of operations is as follows:

MILESTONES

----------------- --------------------------------------------------------------
2nd Quarter 2012  Development of South Uintah properties;
                  Commencement of Recompletion Operations;
                  Identification of possible oil and gas prospect candidates; and Seeking Additional Capital for Company.
----------------- --------------------------------------------------------------
3rd Quarter 2012  Continuation of  Recompletion Operations;
                  Dependent upon receipt of Additional Capital the acquisition of additional oil and gas prospects
----------------- --------------------------------------------------------------
4th Quarter 2012  Continuation of Recompletion Operations and development of any new oil and gas prospects
----------------- --------------------------------------------------------------

We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

INDIAN NATIONS

In November 2011, the Company, Mr. Richard Gouin and Advanced Petroleum Lifting Systems, LLC entered into a Purchase and Sale Agreement ("Indian Nations
Purchase Agreement"), which provides for the Company to acquire a 5% working interest in certain wells in Pittsburgh County, Oklahoma, knows as the Indian Nations Wells, subject to the resolution of litigation.

The Indian Nations Purchase Agreement was amended in April 2012, to provide for the Company to assign the 5% working interests in Indian Nations Wells 2-30 and 3-30 to the Company's wholly-owned subsidiary, South Uintah in exchange for the issuance of 30,000 shares of the Company's restricted common stock and the continued payment of litigation expenses being incurred in connection with a legal dispute with the operator of the wells.

The wells are located in Eastern Oklahoma in the Blanco South Field as part of the Wapanucka Reservoir. The area is part of the Atoka Formations formed during the Carboniferous Pennsylvanian Period. The formation consists primarily of sandstone, shale, and thin limestone. The wells primarily produce natural gas.

CISCO SPRING FIELD PROPERTIES

On May 9, 2012, the Company and Pacific Energy and Mining Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("The Pacific Agreement."). On May 30, 2012, the Company closed the transaction. As part of the Pacific Agreement, the Company acquired certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah. The Cisco Springs Field is known to produce from the channel sands in the Mancos, Dakota and Morrison formations, with natural gas production from the Mancos and Dakota formations.

The assets acquired include 4,783 gross acres in the Cisco Spring Fields with an 80% Net Revenue Interest (NRI) and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to a gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company paid $325,000 in a combination of cash and a convertible promissory note, as follows:

         -        $175,000 cash; and
         - a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30. 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

HINTO ENERGY, INC. - POST-MERGER

The following discussion of the results of operations and liquidity of the Company, post-merger, at March 31, 2012 and for the three months ended March 31, 2012.

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT ON THE COMPANY'S FINANCIAL STATEMENTS AS OF DECEMBER 31, 2011, INCLUDES A "GOING CONCERN" EXPLANATORY PARAGRAPH, THAT DESCRIBES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 COMPARED TO THE PERIOD OF MARCH 8, 2011 (INCEPTION) THROUGH MARCH 31, 2011

During the period of March 8, 2011 (Inception) through March 31, 2011, the Company did not recognize any revenue, expenses, and losses, as South Uintah was newly incorporated.

During the three months ended March 31, 2012, the Company did not recognize and revenues from its operational activities. Since the 22-1 gas well has been attached to a pipeline, and the Company believes that it should begin to recognize at least minimal revenues during the year ended December 31, 2012.

During the three months ended March 31, 2012, we incurred total operational expenses of $202,550. Operational expenses during the three months ended March 31, 2012 included $156,570 in general and administrative expenses and consulting fees of $63,230. We expect operational expenses to increase as we continue to pursue our operational plan.

During the three months ended March 31, 2012, we recognized a net loss of $237,659.

LIQUIDITY

At March 31, 2012, the Company had total current assets of $397,895, consisting of cash of $286,645 and deposits of $111,250. At March 31, 2012, the Company had total current liabilities of $528,896, consisting of accounts payable of $106,403, accrued liabilities of $47,493 and notes payables of $375,000. At March 31, 2012, we have a working capital deficit of $131,001.

During the three months ended March 31, 2012, we used cash of $167,356 in operations. During the three months ended March 31, 2012, we recognized a net loss of $237,659, which was adjusted for the non-cash items of accrued interest of $18,083 and services of $17,250 paid in stock.

During the three months ended March 31, 2012, we used $198,500 in our investing activities, solely in the development of our 22-1 well.

During the three months ended March 31, 2012, we received $165,000 from our financing activities from the sale of shares of our common stock.

The Company placed a $500,000 secured convertible note payable with a single investor. The note has a term of 3 years, an interest rate of 10%, is convertible into the Company's common stock at $1 per share and is secured by oil and gas leases held by South Uintah Gas Properties, Inc.

In March 2012 a note holder of South Uintah Gas Properties, Inc., Bridge Industries, LLC filed a complaint against the Company in the Circuit Court of the Eighteenth Judicial Circuit, Seminole County, Florida, alleging in general breach of contract and seeking return of all monies lent to South Uintah Gas Properties, Inc. of $400,000, the value of 1,000,000 shares of the Company's common stock and other equity appreciation, and compensation for services and costs. The Company is evaluating the action and its response, and the outcome of the case is currently unknown.

During the three months ended March 31, 2012, the Company issued 410,000 shares of its common stock to investors that purchased $205,000 of the securities at a price of $.50 per common share and 69,000 shares of its common stock for services valued at $103,500.

The Company also issued 11,375,000 of its restricted common shares to acquire South Uintah.

SHORT TERM.

On a short-term basis, we do not generate any revenue or revenues sufficient to cover operations. Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as it seeks explore. For short term needs we will be dependent on receipt, if any, of offering proceeds.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs. Once exploration commences, our needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

CRITICAL ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

SOUTH UINTAH GAS PROPERTIES, INC. - PRE MERGER

The following is a discussion of the results of operations and liquidity of South Uintah Gas Properties at December 31, 2011 and for the Period of Inception (March 8, 2011) through December 31, 2011.

RESULTS OF OPERATIONS FOR THE PERIOD OF INCEPTION (MARCH 8, 2011) THROUGH DECEMBER 31, 2011 FOR SOUTH UINTAH

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah did not recognize any revenues from its operational activities in the oil and gas industries. During the period, South Uintah did acquire deep rights interests through a farmout in in the central part of the Uintah Basin at Natural Buttes in Utah; South Uintah expects to be able to generate revenues during 2012 from these interests, subsequent to the completion of a lateral attachment to a pipeline, as discussed earlier in this document.

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah did recognize total operational expenses of $795,453. Operational expenses during the period included $245,352 of general and administrative expenses, $114,180 in consulting expenses and a $339,195 write-off of goodwill. General and Administrative expenses includes such items as $113,226 in legal expenses connected to acquisition of the farmout interests by South Uintah, holding of an annual shareholder meeting of Hinto Energy and the maintenance of the SEC filing requirements at Hinto Energy. Consulting expense are those expenses are for the services of individuals and firms used in connection with geological analysis and identification of acquisition prospects. Management of South Uintah expects that as it continues with it proposed activities with the 22-1 Well and as it continues to identify possible property acquisitions that operational expenses will most likely increase during the 2012 fiscal year.

On July 12, 2011, South Uintah purchased 3,000,000 shares of the common stock of Hinto, for cash of $300,000. South Uintah entered into a Share Purchase and Exchange Agreement with Hinto, on July 27, 2011. Upon the completion a proposed merger with Hinto, South Uintah agreed to return the 2,700,000 shares to Hinto. The purchase resulted in South Uintah recording goodwill of approximately $339,000, negative net worth in the subsidiary of approximately ($56,000) and noncontrolling interest of approximately negative ($17,000).

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah incurred a net loss of $829,028.

LIQUIDITY OF SOUTH UINTAH AT DECEMBER 31, 2011

At December 31, 2011, South Uintah had total current assets of $512,051, consisting of cash of $487,501 and a deposit of $25,000. At December 31, 2011, the Company had total current liabilities of $1,033,826, consisting of accounts payable of $71,316, accrued liabilities of $47,510, subscription payable of $40,000, convertible promissory notes of $500,000 and notes payables of $375,000. At December 31, 2011, South Uintah had a working capital deficit of $521,775.

The independent registered public accounting firm's report on South Uintah's financial statements as of December 31, 2011, and for the Period of Inception (March 8, 2011) through December 31, 2011, includes a "going concern" explanatory paragraph, that describes substantial doubt about South Uintah's ability to continue as a going concern.

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah used $409,599 in its operating activities. Net Losses of $829,028 were adjusted for such non-cash expenses as the $339,195 write off of goodwill and $2,300 in compensatory stock expenses.

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah used $803,000 in its investing activities. In July 2011, South Uintah purchased 3,000,000 shares (70%) of Hinto Energy for $300,000. During the period of inception (March 8, 2011) through December 31, 2011, South Uintah made a payment of $200,000 on an other note payable payment.

In July 2011, the Company purchased a farmout of deep right interests in approximately in the Uintah Basin in Utah in July 2011, amended in December 2011. The purchase price of the farmout interest was $478,200, made up of $303,000 in cash, $175,000 in notes payable and $200 in common stock.

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah received $1,700,100 from its financing activities.

During the period of inception (March 8, 2011) through December 31, 2011, South Uintah issued $500,000 of convertible promissory notes. The notes earn interest at 6% per annum, are unsecured, with principal and interest convertible in whole or in part by the holder into common shares of South Uintah at $.25 per share any time prior to repayment. The notes are due at various dates from April through July 2012. As part of the financing, 2,000,000 common stock purchase warrants exercisable at $.50 were issued in connection with these notes. South Uintah has recognized no beneficial conversion expense on the convertible notes as the South Uintah's common stock currently does not have a trading market or established cash market price. In January 2012, holders of the convertible promissory notes converted principal of $500,000 and accrued interest of $17,983 for 2,071,931 shares of the restricted common stock of South Uintah.

In May 2011, South Uintah accepted a Subscription Agreement for $500,000 in exchange for a $500,000 Secured Convertible Promissory Note in the amount of $500,000, 1,000,000 shares of South Uintah's common stock and warrants exercisable for a total of 2,000,000 shares of South Uintah's common stock with prices ranging from $0.25 per share to $1.50 per share. At the time of the closing, South Uintah received $400,000 of the $500,000. On September 6, 2011, after a failure to receive the remaining $100,000 from the subscriber, South Uintah Gas gave notice to the subscriber of its termination of the Subscription Agreement and associated agreements due to a failure of the subscriber to perform its obligations. As a result, South Uintah Gas has cancelled the shares and the warrants issued to the subscriber. At the time of this filing, South Uintah has repaid a total of $200,000 of the promissory note, leaving an outstanding balance of $200,000.

HINTO ENERGY, INC. - PRE MERGER

The following is a discussion of the results of operations and liquidity of Hinto Energy, Inc. at December 31, 2011 and December 31, 2010.

RESULTS OF OPERATIONS OF HINTO ENERGY, INC. - PRE MERGER

FOR THE YEAR ENDED  DECEMBER  31, 2011  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2010

During the years ended December 31, 2011 and 2010, Hinto did not recognize revenues from its operational activities. As a result of the Company's acquisition of South Uintah Gas Properties in January 2012 and since the 22-1 gas well has been attached to a pipeline, and the Company believes that it should begin to recognize at least minimal revenues during the year ended December 31, 2012.

During the year ended December 31, 2011, we incurred total operational expenses of $345,894 compared to $25,435 during the year ended December 31, 2010. The increase of $320,459 was a direct result of the Company's increased operational activities relating to the acquisition of South Uintah. During the year ended December 31, 2011, professional fees increased $67,034, office expenses increased $10,607 and the Company incurred an impairment of $3,500 on the farmout agreement that expired in April 2011. During the year ended December 31, 2011, the Company also recognized an impairment charge of $239,318 on its intercompany receivable with South Uintah, the Company's majority shareholder at December 31, 2011.

During the year ended December 31, 2011, we recognized a net loss of $347,949 compared to $25,435 during the year ended December 31, 2010. The increase of $322,514 was a result of the $320,459 increase in operational expenses, discussed above, combined with the $2,055 increase in interest expense.

LIQUIDITY OF HINTO ENERGY, INC. - PRE MERGER

At December 31, 2011, the Company had total current assets of $477,742, consisting solely of cash. At December 31, 2011, the Company had total current liabilities of $77,791, consisting of accounts payable of $35,486, accrued liabilities of $2,305 and a stock subscription payable of $40,000. At December 31, 2011, the Company had working capital of $399,951.

During the year ended December 31, 2011, the Company used $322,258 in its operations. During the year ended December 31, 2011, we recognized a net loss of $347,949, which was reconciled for the non-cash items consisting of a $3,500 impairment on a farmout agreement and the $239,318 impairment on the intercompany receivable.

During the year ended December 31, 2010, the Company used $1,500 in its operations.

During the years ended December 31, 2011 and 2010, the Company did not use or receive any funds from its investing activities.

During the year ended December 31, 2011, the Company received $800,000 from its financing activities. During the year ended December 31, 2010, the Company received $1,500 from its financing activities.

In December 2011, the Company issued a $500,000 secured convertible note payable with a single investor. The note has a term of 3 years, an interest rate of 10%, is convertible into the Company's common stock at $1 per share and is secured by oil and gas leases held by South Uintah.

At December 31, 2011, the Company has $40,000 classified as stock subscriptions payable, representing subscriptions for 80,000 shares of common stock sold at a price of $.50 per common share for which the underlying common shares have not yet been issued.

During the year ended December 31, 2011, the Company issued 420,000 shares of its common stock to investors that purchased $210,000 of the securities at a price of $.50 per common share.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
--------------------------------------------------------------------------------

Not applicable.

J.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
--------------------------------------------------------------

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------

       NAME     AGE                      POSITION                               TERM
--------------- --- ---------------------------------------------------------- ------
George Harris   62  Chief Executive Officer and Chief Financial Officer,       Annual
                    Treasurer and Director
Gary Herick     46  Vice President of Finance, Secretary and Director          Annual
J. David Keller 57  Vice President of Exploration and Development and Director Annual
Max Sommer      80  Director                                                   Annual
Kevin Blair     49  Director                                                   Annual

All current directors of the Company were elected by the shareholders on August 18, 2011. The Company's officers, with the exception of the Chief Executive Officer, were appointed by the Board of Directors on August 18, 2011. Mr. Harris was appointed the Chief Executive Officer on June 28, 2012. With the exception of Mr. Keller, the above officers and directors hold the same positions with South Uintah, Hinto's wholly-owned subsidiary.

GEORGE HARRIS, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER, TREASURER & DIRECTOR. Mr. Harris was appointed the Chief Executive Officer of the Company on June 28, 2012. Mr. Harris currently serves as the Chief Financial Officer of the Company and South Uintah Gas Properties, Inc. Mr. Harris was most recently CEO and Director of Asiana Dragons, Inc., a public company (2009-2011) in the telecommunications industry and a founder of an oil field seamless tubular pipe manufacturing company in Vietnam. He was President, CFO and a Director of China Wi-Max from January 2008 through April 2009, taking them public on the OTCBB. He was a Senior Vice President at Falkenberg Capital Corporation, a boutique investment bank to the telecommunications industry, with a Merger and Acquisition focus. Mr. Harris' experience includes numerous active C level roles in several technology and manufacturing startups.. Mr. Harris is also the President of Harris Products, Inc. and Integrated Components, Inc., where he developed and managed component manufacturing facilities based in the United States and Southern China. Mr. Harris was formerly the Chief Financial Officer at Farm Credit Banks of St. Louis, Missouri and managed a large financial organization with Lucent Technologies.

Mr. Harris has been a Certified Public Accountant since 1977 in the state of California, where he worked with Arthur Young and Company, and earned a Bachelor of Science degree in Accounting and an MBA from Pepperdine University.

GARY HERICK, VICE PRESIDENT OF FINANCE, SECRETARY & DIRECTOR. Mr. Herick has been a licensed Securities Representative since 1985, involved in different aspects of the business including: IPO's, Retail Accounts, Investment Advisory Accounts, Commodities, Alternative Investments and Venture Capital Funding. From 2001 to 2005, he handled accounts as a Registered Investment Advisor specializing in Alternative Investments and Stock Analysis for managed accounts with Herick Asset Management.

Mr. Herick is currently licensed with Capwest Securities, a FINRA member firm and resides in Edwards, Colorado. He holds a Series 7 and 63 Licenses and is also a Registered Investment Advisor Representative.

He attended the University of Florida from 1981-1985 and holds a BS in marketing.

J. DAVID KELLER, VICE PRESIDENT OF EXPLORATION & DEVELOPMENT & DIRECTOR. Mr. Keller has been the Managing Partner and Exploration and Development Manager of Powderhorn Energy of Boulder, Colorado. Mr. Keller founded Powderhorn Energy in 2009. Powderhorn Energy focuses on oil and gas opportunities in the Rocky Mountain Basins. Mr. Keller is responsible for structuring projects to achieve and surpass industry average profitability, cash flow and, especially, upside potential. From 2006 through May 2009, Mr. Keller was the Chief Geophysicist for TTI Exploration in Boulder, Colorado. While there he was responsible for all geoscience technology for project evaluation, exploration, development and exploitation.

Mr. Keller received his Bachelor of Science in Geoscience from the University of Texas, Dallas in 1980 and his Master of Science in Geophysics from the Colorado School of Mines in 1987.

MAX P. SOMMER, DIRECTOR. Since 1997, Mr. Sommer has served as the President, Rose Run Energy Company, Inc., providing Consulting and Oil and Gas Production activities mostly in the Appalachian Region. Mr. Sommer provided prospects to Oil and Gas Partnership which drilled and participated in 140 wells. Rose Run Energy sold its production in 2009. Mr. Sommer served as a director of Intercontinental Energy Corporation from 1976-1977 and as a director of Gerber Energy Corporation from 1977-1980, both public reporting companies.

Mr. Sommer's received his doctorate degree in Geology-Paleontology in 1955 from the University of Basel, Switzerland.

Mr. Sommer's brings to the Board of Directors fifty-five years of experience in operations and management of geological and geophysical exploration activities for oil, gas and minerals in various countries.

KEVIN BLAIR, DIRECTOR. Mr. Blair has been the Principal and Attorney for General Capital Partners, LLC of Denver, Colorado, since January 2010. There he has complete business development responsibilities including strategic planning, negotiation of agreements, acquisition of properties, supervision of subcontractors, supervision of personnel, and financial reporting. He was a Private Equity Broker at Capwest Securities, Inc. (Denver, Colorado, from January 2007 to 2010), a federally licensed broker dealer specializing in syndications of private debt and equity securities marketed exclusively to high net worth clients for the purpose of acquiring real estate and energy properties. He was an Attorney and Mergers & Acquisitions Intermediary at Merchant Banking Associates, LLC (Denver, Colorado, from January 2000 to December 2006).

Mr. Blair's education is as follows: LLM, University of Denver College of Law, In Progress, Juris Doctorate, University of Denver College of Law, May 1994, Bachelor of Science, Colorado School of Mines, Civil Engineering, May 1989.

His Skills, Licenses and Associations include: Admitted to the Colorado Bar, Series 7 Federal Securities License, Series 63 Federal Securities License, Completed Landman Training Course, Real Estate Broker in Colorado, Minnesota,
Alabama, and Louisiana, Member of the International Business Brokers Association, Certified Business Intermediary and a Member of the Association for Corporate Growth.

Our officers and directors are spending up to 35 hours per week on our business at this time.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 35 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees aside from the Chief Financial Officer. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L.  EXECUTIVE AND DIRECTORS COMPENSATION
----------------------------------------

                                  COMPENSATION

The following table sets forth the compensation paid to officers and board members during the fiscal years ended December 31, 2011, 2010 and 2009. The table sets forth this information for Hinto Energy, Inc. including salary, bonus, and certain other compensation to the Board members and named executive officers for the past three fiscal years.

The compensation paid to Messrs. Harris, Herick and Keller was paid by South Uintah, the Company's majority shareholder, at the time.


                                       SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                   NON-EQUITY   NON-QUALIFIED
                                                                   INCENTIVE      DEFERRED
                                                 STOCK    OPTION      PLAN      COMPENSATION    ALL OTHER
                               SALARY    BONUS   AWARDS   AWARDS  COMPENSATION    EARNINGS     COMPENSATION   TOTAL
NAME & POSITION      YEAR       ($)       ($)      ($)    ($)         ($)            ($)           ($)         ($)
-------------------- -------- --------- -------- -------- ------- ------------- -------------- ------------- --------
George Harris, CEO   2011      60,000      0       $55      0          0              0             0        60,055
& CFO (1)

Gary Herick, VP of   2011      85,000      0      $200      0          0              0             0        85,200
Finance &
Secretary (2)

J. David Keller,     2011      55,000      0       $52      0          0              0             0        55,052
VP of Exploration
& Development (3)

Roy C. Smith,        2011        0         0        0       0          0              0             0           0
President (4)        2010        0         0        0       0          0              0             0           0
                     2009        0         0        0       0          0              0             0           0

Michael R. Butler,   2011        0         0        0       0          0              0             0           0
Secretary and        2010        0         0        0       0          0              0             0           0
Treasurer (4)        2009        0         0        0       0          0              0             0           0
--------------------
(1)      Mr. Harris was appointed Chief Executive  Officer on June 28, 2012. Mr.
         Harris was appointed the Chief Financial Officer on August 18, 2011. He serves in the same  capacity for South  Uintah.  Mr.  Harris salary was paid pursuant to a consulting  agreement with and by South Uintah.  Mr.
         Harris was issued  550,000  shares of the common stock of South Uintah, prior to the merger for his  services  as an officer  and  director  of
         South Uintah.  The shares had a value of $55, or $0.0001 (par value) as part of the merger,  the shares were  exchanged  for an equal number of shares of Hinto's common stock.  Mr. Harris was also issued warrants to purchase  550,000  shares of common  stock of South Uintah prior to the merger,  which have been  exchanged  for  warrants to purchase  Hinto's common  stock at the same terms.  The  warrants  are subject to vesting terms and have a term of 3 years.  Warrants for 350,000  shares have an exercise  price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share.
(2)      Mr.  Herick  was  appointed  the  Vice  President  of  Finance  and the
         Secretary of the Company on August 2011. He serves in the same capacity for South  Uintah.  Mr. Herick salary was paid pursuant to a consulting agreement  with and by South Uintah.  Mr.  Herick was issued  2,000,000 shares of common  stock of South  Uintah,  prior to the  merger for his services  and as  founder  of South  Uintah.  The shares had a value of
         $200,  or $0.0001  (par value) as part of the  merger,  the shares were exchanged for an equal number of shares of Hinto. Arrowhead Consulting,
         LLC,  which Mr. Herick has control of, was issued a warrant to purchase an  additional  1,000,000  shares  of  common  stock,  which  have been exchanged  for  warrants to purchase  Hinto's  common stock at the same terms.  The  warrant is  subject  to vesting  terms and has a term of 3 years. The Warrant has an exercise price of $2.00 per share.
(3)      Mr. J. David Keller was appointed the Vice President of Exploration and
         Development on August 18, 2011. Mr. Keller holds the same position with
         South Uintah.  Mr. Harris was issued 525,000 shares of the common stock of South Uintah, prior to the merger for his services as an officer and director of South Uintah.  The shares had a value of $52.50, or $0.0001
         (par value) as part of the merger,  the shares  were  exchanged  for an equal number of shares of Hinto's  common  stock.  Mr.  Keller was also issued  warrants to purchase  525,000  shares of common  stock of South
         Uintah prior to the merger,  which have been  exchanged for warrants to purchase  Hinto's  common  stock at the same terms.  The  warrants  are subject  to  vesting  terms  and have a term of 3 years.  Warrants  for
         325,000  shares have an exercise  price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share.
(4)      Mr. Smith and Mr. Butler  resigned as officers of the Company on August
         18, 2011.


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the Chief Executive Officer, Chief Financial and the Company's most highly compensated executive officers for the fiscal year ended December
31, 2011 (the "Named Executive Officers"):

                                        Option Awards                                   Stock awards
                --------------------------------------------------------- ---------------------------------------------
                                                                                                             Equity
                                                                                                             incentive
                                                                                                  Equity     plan
                                                                                                  incentive  awards:
                                                                                                  plan       Market
                                                                                                  awards:    or
                                             Equity                                               Number     payout
                                            incentive                                             of         value of
                                              plan                                                unearned   unearned
                                             awards:                                  Market      shares,    shares,
                 Number of                  Number of                     Number of   value of    units or   units or
                securities    Number of    securities                     shares or   shares of   other      others
                underlying    securities   underlying                     units of    units of    rights     rights
                unexercised   underlying   unexercised  Option   Option   stock       stock       that       that
                  options    unexercised    unearned    exercise expira-  that have   that have   have not   have not
                    (#)      options (#)     options     price    tion    not vested  not vested  vested      vested
     Name       exercisable  unexercisable     (#)        ($)     date       (#)         ($)         (#)        ($)
--------------- ------------ ------------- ------------ -------- -------- ----------- ----------- ---------- ----------
George               0            0             0          0        0      550,000     962,500        0          0
Harris,  CEO
& CFO (1)

Gary Herick,         0            0             0          0        0     2,000,000   3,500,000       0          0
VP of Finance
(2)

J. David             0            0             0          0        0      525,000     918,750        0          0
Keller, VP of
Exploration &
Development
---------------
(1)      Mr. Harris was appointed Chief Executive  Officer on June 28, 2012. Mr.
         Harris was  appointed the Chief  Financial  Officer on August 18, 2011.
         Mr.  Harris was issued  warrants to purchase  550,000  shares of common stock of South  Uintah prior to the merger,  which have been  exchanged for warrants to purchase  Hinto's  common stock at the same terms.  The warrants  are  subject  to  vesting  terms  and have a term of 3 years.
         Warrants for 350,000  shares have an exercise  price of $1.00 per share and  warrants  for 200,000  shares have an exercise  price of $3.00 per share. At December 31, 2011, none of the shares underlying the warrants have vested.  The market value of the shares underlying the warrants is based upon a closing market price of $1.75 on December 31, 2011.
(2)      Mr.  Herick  was  appointed  the  Vice  President  of  Finance  and the
         Secretary of the Company on August  2011.  Arrowhead  Consulting,  LLC,
         which Mr.  Herick has  control  of, was issued a warrant to purchase an additional  1,000,000 shares of common stock, which have been exchanged for warrants to purchase  Hinto's  common stock at the same terms.  The warrant  is subject  to  vesting  terms and has a term of 3 years.  The
         Warrant has an exercise price of $2.00 per share.
(3)      Mr. J. David Keller was appointed the Vice President of Exploration and
         Development  on August 18,  2011.  Mr.  Keller was issued  warrants  to purchase  525,000  shares of common  stock of South Uintah prior to the merger,  which have been  exchanged  for  warrants to purchase  Hinto's common  stock at the same terms.  The  warrants  are subject to vesting terms and have a term of 3 years.  Warrants for 325,000  shares have an exercise  price of $1.00 per share and warrants for 200,000 shares have an exercise price of $3.00 per share.


                              DIRECTOR COMPENSATION

All of the Company's officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2011:

                 FEES                                                NON-QUALIFIED
               EARNED OR                             NON-EQUITY        DEFERRED
               PAID IN                             INCENTIVE PLAN    COMPENSATION       ALL OTHER
                  CASH     STOCK       OPTION       COMPENSATION       EARNINGS       COMPENSATION     TOTAL
    NAME          ($)      AWARDS ($)  AWARDS ($)        ($)              ($)              ($)          ($)
-------------- ----------- ----------- ----------- ---------------- ---------------- ---------------- ---------
George            $60,000         $55       $ -0-            $ -0-            $ -0-             $-0-   $60,055
Harris (1)

Gary Herick       $85,000        $200       $ -0-            $ -0-            $ -0-            $ -0-   $85,200
(1)

J. David          $55,000         $52       $ -0-            $ -0-            $ -0-            $ -0-   $55,052
Keller (1)

Kevin Blair        $2,000         $32       $ -0-            $ -0-            $ -0-            $ -0-    $2,032
(1)

Max Sommer         $2,000         $20       $ -0-            $ -0-            $ -0-            $ -0-    $2,020
(1)

Roy C. Smith        $ -0-       $ -0-       $ -0-            $ -0-            $ -0-            $ -0-     $ -0-
(2)

Michael R.          $ -0-       $ -0-       $ -0-            $ -0-            $ -0-            $ -0-     $ -0-
Butler (2)

Z.S. Merritt (2)    $ -0-       $ -0-        $-0-            $ -0-             $-0-            $ -0-     $ -0-
----------------
(1)  Mr. Harris,  Herick,  Keller, Blair and Sommer were elected to the Board of
     Directors on August 18, 2011. The compensation discussed in the table above and in this footnote was paid by South Uintah.

Messrs. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah, as such they were issued common shares of South Uintah and warrants exercisable into common shares of South Uintah. Mr. David Keller, a director of Hinto, was issued shares of South Uintah in connection with services offered to South Uintah. As a result, they were issued shares and warrants of Hinto pursuant to the Amended Share Exchange Agreement.

Messrs. Harris, Herick, Blair, Keller and Sommer have consulting agreements with South Uintah that provides for cash compensation and such compensation is paid by South Uintah as discussed prior to this section.

The tables below show the number of common shares issued by South Uintah to these individuals during the period of March 8, 2011 (inception) through December 31, 2011.

                                                                           COMMON STOCK
                                                --------------------------------------------------------------------

      NAME AND POSITION AT SOUTH UINTAH              NUMBER OF SOUTH UINTAH SHARES ISSUED         VALUE OF SHARES
----------------------------------------------- ------------------------------------------------ -------------------
George Harris, CFO & Director                                        550,000                             $55

Gary Herick, Secretary & Director                                  2,000,000                            $200

Max Sommer, Director                                                 200,000                             $20

Kevin Blair, Director                                                325,000                             $32.50

David Keller                                                         525,000                             $52.50

The common shares issued by South Uintah were valued at $0.0001 par value, since South Uintah does not have a trading market. The shares were issued for services as officers and directors of South Uintah.

During the period of March 8, 2011 (inception) through December 31, 2011, South Uintah issued the following warrants to their officers and directors. No expense was recorded by South Uintah on the issuance of any of the warrants, as South Uintah's common stock has no trading market and no material common stock cash sales have been made, and thus none of the warrants were in the money.


   NAME AND POSITION AT SOUTH UINTAH      NUMBER OF SOUTH UINTAH WARRANTS ISSUED
----------------------------------------- --------------------------------------
George Harris, CFO & Director (a)                               550,000

Gary Herick, Secretary & Director (b)                          1,000,000

Max Sommer, Director (c)                                        200,000

Kevin Blair, Director (d)                                       325,000

David Keller (e)                                                525,000
-------------------------------------------
a) Mr. Harris holds warrants to purchase 550,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 350,000 shares have an exercise price of $1.00 per share and the remaining 200,000 shares have an exercise price of $3.00 per share.
b) Arrowhead Consulting, LLC, which Mr. Herick has voting control of, holds warrants to purchase an additional 1,000,000 shares of common stock. In addition, the warrant is subject to vesting terms. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting.
c) Mr. Sommer holds warrants to purchase 200,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 100,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
d) Mr. Blair holds warrants to purchase 325,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 225,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
e) Mr. Keller holds warrants to purchase 525,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 325,000 shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.

COMPENSATION OF SOUTH UINTAH OFFICERS AND DIRECTORS PRIOR TO THE ACQUISITION BY HINTO

Messrs. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah, as such they were issued common shares of South Uintah and warrants exercisable into common shares of South Uintah. Mr. David Keller, a director of Hinto, was issued shares of South Uintah in connection with services offered to South Uintah. As a result, they were issued shares of Hinto pursuant to the Amended Share Exchange Agreement.

The tables below show the number of common shares issued by South Uintah to these individuals during the period of March 8, 2011 (inception) through December 31, 2011.

                                                                           COMMON STOCK
                                             -------------------------------------------------------------------------
     NAME AND POSITION AT SOUTH UINTAH            NUMBER OF SOUTH UINTAH SHARES ISSUED           VALUE OF SHARES
-------------------------------------------- ----------------------------------------------- -------------------------
George Harris, CFO & Director                                    550,000                                $55
Gary Herick, Secretary & Director                              2,000,000                               $200
Max Sommer, Director                                             200,000                                $20
Kevin Blair, Director                                            325,000                                $32.50
David Keller                                                     525,000                                $52.50

The common shares issued by South Uintah were valued at $0.0001 par value, since South Uintah does not have a trading market. The shares were issued for services as officers and directors of South Uintah.

During the period of March 8, 2011 (inception) through December 31, 2011, South Uintah issued the following warrants to their officers and directors. No expense was recorded by South Uintah on the issuance of any of the warrants, as South Uintah's common stock has no trading market and no material common stock cash sales have been made, and thus none of the warrants were in the money.

  NAME AND POSITION AT SOUTH UINTAH       NUMBER OF SOUTH UINTAH WARRANTS ISSUED
---------------------------------------   --------------------------------------
George Harris, CFO & Director (1)                               550,000
Gary Herick, Secretary & Director (2)                         1,000,000
Max Sommer, Director (3)                                        200,000
Kevin Blair, Director (4)                                       325,000
David Keller, Director (5)                                      525,000
---------------------------------------
(1) Mr. Harris holds warrants to purchase 550,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 350,000 shares have an exercise price of $1.00 per share and the remaining 200,000 shares have an exercise price of $3.00 per share.
(2) Arrowhead Consulting, LLC, which Mr. Herick has voting control of, holds warrants to purchase an additional 1,000,000 shares of common stock. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting.
(3) Mr. Sommer holds warrants to purchase 200,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 100,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
(4) Mr. Blair holds warrants to purchase 325,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 225,000 shares have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
(5) Mr. Keller holds warrants to purchase 525,000 shares of common stock. The warrants are subject to vesting terms and have a term of 3 years, 325,000 shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.

CONSULTING AGREEMENTS WITH OFFICERS AND DIRECTORS OF SOUTH UINTAH

Messrs. George Harris, Gary Herick, Kevin Blair, J. David Keller and Max Sommer have entered into Consulting Agreements with South Uintah for their services.

Mr. Herick has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and secretary. The Consulting Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement has not been terminated by either party and has entered into a monthly renewal unless termination notice is given. The Consulting Agreement provides for Mr. Herick to receive $10,000 per month beginning July 1, 2011 to perform such services. In addition, Mr. Herick was issued a warrant exercisable for 1,000,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. Harris has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and Chief Financial Officer. The Consulting Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement provides for Mr. Harris to receive $5,000 per month beginning July 1, 2011 to perform such services. In addition, Mr. Harris was issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. Kevin Blair has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement has not been terminated by either party and has entered into a monthly renewal unless termination notice is given. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 100,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. J. David Keller has entered into a Corporate Advisor/Consulting Agreement on August 4, 2011 with South Uintah to provide services as a director and the Vice President Exploration and Development to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Agreement provides for a cash retainer of $5,000 for the month of July 2011 and then $10,000 for each month thereafter. The Agreement provides for Mr. Keller to be issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. Mr. Keller became an employee of the Company on December 16, 2011, with a monthly base salary of $10,000.

Mr. Max Sommer has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement has not been terminated by either party and has entered into a monthly renewal unless termination notice is given. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 200,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JUNE 27, 2012
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of Hinto's outstanding common stock by:

         o        each person who is known by Hinto to be the  beneficial  owner of five percent (5%) or more of Hinto common stock;
         o        Hinto chief executive officer and financial officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and
         o all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of Hinto`s common stock that we believe was beneficially owned by each person or entity as of June 27, 2012.

                                                                                     AMOUNT AND
                                                                                      NATURE OF        PERCENT OF
   TITLE OF CLASS               NAME AND ADDRESS OF BENEFICIAL OWNER *            BENEFICIAL OWNER*    CLASS (1)
---------------------- ---------------------------------------------------------- ------------------ ---------------
Common shares          George Harris, Chief Executive Officer, Chief Financial          550,000           3.80%
                       Officer and Director (2)

Common shares          Gary Herick, VP of Finance, Secretary, & Director (3)          1,640,000          11.34%

Common shares          J. David Keller, VP of Exploration & Development &               525,000           3.63%
                       Director (4)

Common shares          Kevin Blair, Director (5)                                        325,000           2.24%

Common shares          Max Sommer, Director (6)                                         200,000           1.38%

Common shares          Craig Phillips (7)                                             1,000,000           6.91%

Common shares          Michael A. Littman (8)                                         1,961,618          13.57%

Common shares          Paul Dickstein (9)                                               758,851           5.25%

Common shares          Natural Buttes Gas Corp                                          750,000           5.18%

Common shares          Uinta Oil and Gas, Inc.                                          750,000           5.18%

---------------------- ---------------------------------------------------------- ------------------ ---------------
Common shares          All Directors and Executive Officers as a Group (5             3,240,000          22.41%
                       persons)
                                                                                  ------------------ ---------------

*The Address for the above individuals and entities is c/o 7609 Ralston Road, Arvada, Colorado 80002.

                                      -54-

(1)      Based upon 14,452,549  shares issued and outstanding on a fully diluted basis.  Warrants  exercisable for 6,700,000  shares of common stock are not  included  in  this  number  as  they  are  not  considered  to  be exercisable in the next 60 days.
(2)      Mr.  Harris  holds  550,000  shares of common  stock  and  warrants  to purchase an additional 550,000 shares of common stock. The warrants are subject to  vesting  terms and have a term of 3 years,  350,000  shares have an  exercise  price of $1.00 per share and the  remaining  200,000 shares have an exercise price of $3.00 per share.
(3)      Mr.  Herick  has  direct  ownership  of  250,000  shares  and  indirect ownership of 1,390,000  shares of common stock.  Arrowhead  Consulting,
         LLC,  which Mr. Herick has voting  control of holds  700,000  shares of common stock and a warrant to purchase an additional  1,000,000  shares of common stock.  The warrant has an exercise  price of $2.00 per share and will expire in July 2016.  The  warrant  vests at a rate of 1/3 per year  throughout  the term of the warrant and will expire 2 years after vesting.  Mr.  Herick has  beneficial  ownership  of 690,000  shares of common stock  through his wife's  ownership of  Whitemoon  Energy,  LLC which holds the shares.
(4)      Mr.  Keller  holds  525,000  shares of common  stock  and  warrants  to purchase an additional 525,000 shares of common stock. The warrants are subject to  vesting  terms and have a term of 3 years,  325,000  shares have an exercise price $1.00 per share and the remaining 200,000 shares have a $3.00 per share.
(5)      Mr. Blair holds 325,000 shares of common stock and warrants to purchase an additional  325,000 shares of common stock. The warrants are subject to vesting  terms and have a term of 3 years,  225,000  shares  have an exercise price of $1.00 per share and the remaining 100,000 shares have an exercise price of $3.00 per share.
(6)      Mr.  Sommer  holds  200,000  shares of common  stock  and  warrants  to purchase an additional 200,000 shares of common stock. The warrants are subject to  vesting  terms and have a term of 3 years,  100,000  shares have an  exercise  price of $1.00 per share and the  remaining  100,000 shares have an exercise price of $3.00 per share.
(7)      Mr.  Phillips  owns  1,000,000  shares of common  stock and  warrant to purchase an additional 1,000,000 shares of common stock. The warrant is subject to vesting terms.
(8)      Mr.  Littman holds 561,618  shares of common stock directly and 500,000 shares of common stock indirectly through his wife. Mr. Littman holds a warrant  exercisable for 1,000,000  shares of common stock. The warrant is subject to vesting  terms.  Mr.  Littman has the ability to vote the
         900,000 shares held by the M.A. Littman Pension Plan.

N.  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------------------------

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or are to have a direct or indirect material interest.

CHANGE OF CONTROL

On July 11, 2011, prior to entering into the Share Exchange Agreement, South Uintah had purchased 3,000,000 shares of the Company from its then majority shareholder Ms. Sharon Fowler. After such purchase, South Uintah held approximately 70% of the issued and outstanding common stock of the Company. Prior to closing of the acquisition of South Uintah, South Uintah transferred 300,000 shares to an unrelated third party as partial consideration for the acquisition of the gas prospect in Utah. As part of the Share Exchange Agreement, South Uintah has agreed to return the remaining 2,700,000 shares of common stock to the Company. We have retired such shares to treasury, concurrent with the transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, we entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. On January 23, 2012, we entered into an Amended Share Exchange Agreement. Pursuant to the Amended Share Exchange Agreement, we agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis. As a result, South Uintah became a wholly-owned subsidiary of the Company.

At the time of the acquisition, Mr. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah. Mr. David Keller, a director of Hinto was also a shareholder of South Uintah and as such was issued shares of the Company's common stock under the Amended Share Exchange Agreement.

CONSULTING AGREEMENTS WITH OFFICERS AND DIRECTORS

Messrs. George Harris, Gary Herick, Kevin Blair, David Keller and Max Sommer have entered into Consulting Agreements with South Uintah for their services.

Mr. Herick has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and secretary. The Consulting Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement provides for Mr. Herick to receive $10,000 per month beginning July 1, 2011 to perform such services. In addition, Mr. Herick was issued a warrant exercisable for 1,000,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. Harris has entered into a Consulting Agreement on June 1, 2011 with South Uintah to provide services to South Uintah as a director and Chief Financial Officer. The Consulting Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Consulting Agreement provides for Mr. Harris to receive $5,000 per month beginning July 1, 2011 to perform such services. In addition, Mr. Harris was issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. Kevin Blair has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 100,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

Mr. J. David Keller has entered into a Corporate Advisor/Consulting Agreement on August 4, 2011 with South Uintah to provide services as a director and the Vice President Exploration and Development to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Agreement provides for a cash retainer of $5,000 for the month of July 2011 and then $10,000 for each month thereafter. The Agreement provides for Mr. Keller to be issued 300,000 shares of South Uintah common stock and a warrant exercisable for 300,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto. Mr. Keller became an employee of the Company on December 16, 2011 with a monthly base salary of $10,000.

Mr. Max Sommer has entered into a Corporate Advisor/Director Agreement on July 12, 2011 with South Uintah to provide services as a director to South Uintah. The Agreement has a term of 1 year unless terminated with 30 days notice by either party. The Agreement provides for Mr. Blair to be issued 100,000 shares of South Uintah common stock and a warrant exercisable for 200,000 shares of South Uintah common stock for such services, which pursuant to the Amended Share Exchange Agreement were exchanged for shares and warrants of Hinto.

EQUITY ISSUANCES TO OFFICERS AND DIRECTORS

Messrs. George Harris, Gary Herick, Max Sommer and Kevin Blair, officers and directors of Hinto, were and are officers, directors and shareholders of South Uintah, as such they were issued common shares of South Uintah and warrants exercisable into common shares of South Uintah. Mr. David Keller, a director of Hinto was issued shares of South Uintah in connection with services offered to South Uintah. As a result, they were issued shares of Hinto pursuant to the Amended Share Exchange Agreement.


The tables below show the number of common shares and/or warrants issued by the companies to these individuals.

                                                                    COMMON STOCK
                        ----------------------------------------------------------------------------------------------
                                 Number of South Uintah Shares Issued             Number of Shares of Hinto Issued
                        ------------------------------------------------------- --------------------------------------
George Harris                                  550,000                                         550,000
Gary Herick (2)                               2,000,000                                       1,640,000
Max Sommer                                     200,000                                         200,000
Kevin Blair                                    325,000                                         325,000
David Keller                                   525,000                                         525,000

                                                                    WARRANTS
                        -------------------------------------------------------------------------------------------------
                              Number of South Uintah Warrants Issued             Number of Warrants of Hinto Issued
                        -------------------------------------------------------  ----------------------------------------
George Harris (1)                             550,000                                          550,000
Gary Herick (2)                              1,000,000                                        1,000,000
Max Sommer (3)                                200,000                                          300,000
Kevin Blair (4)                               325,000                                          325,000
David Keller (5)                              525,000                                          525,000
-----------------------
(1)      Mr. Harris holds  warrants to purchase  550,000 shares of common stock.
         The warrants  are subject to vesting  terms and have a term of 3 years,
         350,000  shares  have an  exercise  price of $1.00  per  share  and the remaining 200,000 shares have an exercise price of $3.00 per share.
(2)      Mr.  Herick  has  direct  ownership  of  250,000  shares  and  indirect ownership of 1,390,000  shares of common stock.  Arrowhead  Consulting,
         LLC,  which Mr. Herick has voting  control of holds  700,000  shares of common stock and a warrant to purchase an additional  1,000,000  shares of common stock.  The warrant has an exercise  price of $2.00 per share and will expire in July 2016.  The  warrant  vests at a rate of 1/3 per year  throughout  the term of the warrant and will expire 2 years after vesting.  .Mr.  Herick has  beneficial  ownership of 690,000  shares of common stock  through his wife's  ownership of  Whitemoon  Energy,  LLC which holds the shares.
(3)      Mr. Sommer holds  warrants to purchase  200,000 shares of common stock.
         The warrants  are subject to vesting  terms and have a term of 3 years,
         100,000  shares  have an  exercise  price of $1.00  per  share  and the remaining 100,000 shares have an exercise price of $3.00 per share.
(4)      Mr. Blair holds  warrants to purchase  325,000  shares of common stock.
         The warrants  are subject to vesting  terms and have a term of 3 years,
         225,000  shares  have an  exercise  price of $1.00  per  share  and the remaining 100,000 shares have an exercise price of $3.00 per share.
(5)      Mr. Keller holds  warrants to purchase  525,000 shares of common stock.
         The warrants  are subject to vesting  terms and have a term of 3 years,
         325,000 shares have an exercise price $1.00 per share and the remaining
         200,000 shares have a $3.00 per share.

OTHER

Mr. Littman, an affiliate, was owed $23,000 for legal services. During the year of 2011, Mr. Littman contributed $90,000 in legal fees to the capital of South Uintah. Mr. Littman has an Engagement Agreement with South Uintah to provide legal services. The Agreement was entered into on May 1, 2011 and has a term of 1 year unless terminated prior to that date. The Engagement Agreement provides for Mr. Littman to receive a monthly retainer of $10,000 and the issuance of a warrant exercisable for 1,000,000 shares. The warrant has an exercise price of $2.00 per share and will expire in July 2016. The warrant vests at a rate of 1/3 per year throughout the term of the warrant and will expire 2 years after vesting.

Mr. Littman, an affiliate, in June 2012, was issued 191,618 shares of the Company's restricted common stock as payment in full for outstanding legal services of $95,809. The shares were issued at $0.50 per share.

Sharon K. Fowler, founder and majority shareholder, at the time, was granted a farmout of the lease in Section 16, T38N, R81W in Natrona County, Wyoming, to the Company for 3,500,000 shares issued in August 2006. The Farmout Agreement with Fowler provides that the Company must commence drilling a well within eighteen months after the date of the farmout or the farmed acreage will revert to Ms. Fowler, however, on October 13, 2009 an extension of the farmout was executed to extend the performance date to December 31, 2010. On December 31,

2010, the Farmout Agreement was extended to April 30, 2011. On April 30, 2011, the Farmout Agreement expired and was not renewed.

During the year ended December 31, 2010, a shareholder of the Company paid the Company's outstanding audit fees of $1,500. The Company has treated the payment as a capital contribution and credited Additional Paid In Capital for $1,500.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 11A.  MATERIAL CHANGES
---------------------------

None.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
-----------------------------------------------------------

NUMBER          DESCRIPTION
--------------- --------------------------------------------------------------- ----------------------
3.1             Articles of Incorporation of Hinto Energy, Inc.                 (1)
3.2             Bylaws of Garner Investments, Inc. now known as Hinto Energy,   (1)
                Inc.
3.3             Amendment to Articles of Incorporation of Hinto Energy, Inc.    (7)
3.4             Articles of Incorporation of South Uintah Gas Properties, Inc.  (8)
3.5             Amendment to Articles of Incorporation of South Uintah Gas      (8)
                Properties, Inc.
3.6             Bylaws of South Uintah Gas Properties, Inc.                     (8)
4.1             Form of Vesting Warrants                                        Filed Herewith
4.2             Form of $0.50 Warrants                                          Filed Herewith
5.1             Opinion re: Legality                                            Filed Herewith
10.1            Farmout Agreement                                               (2)
10.2            Extension to Farmout Agreement                                  (2)
10.3            Extension to Farmout Agreement - 2009                           (3)
10.4            Extension to Farmout Agreement - 2010                           (4)
10.5            Share Purchase Agreement                                        (5)
10.6            Share Acquisition and Exchange Agreement                        (6)
10.7            Amended Share Exchange and Acquisition Agreement, dated         (8)
                January 23, 2012
10.8            Sale and Purchase Agreement, dated November 2, 2011             Filed Herewith
10.9            Amendment to Sale and Purchase Agreement, dated April 19, 2012  (9)
10.10           Asset and Purchase Agreement, dated May 9, 2012                 (10)
10.11           Consulting Agreement with George Harris                         Filed Herewith
23.1            Consent of Attorney                                             Filed Herewith
23.2            Consent of Accountant                                           Filed Herewith
101.INS         XBRL Instance Document                                          Filed Herewith (11)
101.SCH         XBRL Taxonomy Extension Schema Document                         Filed Herewith (11)
101CAL          XBRL Taxonomy Extension Calculation Linkbase Document           Filed Herewith (11)
101DEF          XBRL Taxonomy Extension Definition Linkbase Document            Filed Herewith (11)
101LAB          XBRL Taxonomy Extension Label Linkbase Document                 Filed Herewith (11)
101PRE          XBRL Taxonomy Extension Presentation Linkbase Document          Filed Herewith (11)
--------------- --------------------------------------------------------------- ---------------------------
(1)Incorporated  by reference  from the exhibits  included in the Company's SB-2
Registration  Statement  filed  with  the  Securities  and  Exchange  Commission
(www.sec.gov), dated November 13, 2007.

                                      -58-

(2)Incorporated  by reference from the exhibits included in the Company's second
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated  by reference from the exhibits  included in the Company's fifth
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated  by reference from the exhibits  included in the Company's sixth
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12,
2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated August 5,
2011.

(7)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated August
17, 2011.

(8)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated January
23, 2012.

(9)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated May 3,
2012.

(10)Incorporated  by reference from the exhibits  included in the Company's Form
8K filed with the Securities and Exchange Commission  (WWW.SEC.GOV),  dated June
1, 2012.

(11)Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

The Wyoming Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Wyoming Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Wyoming Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= ============
                  EXPENDITURE ITEM                                     AMOUNT
----------------------------------------------------------------- ------------
Attorney Fees                                                         $13,000
----------------------------------------------------------------- ------------
Audit Fees                                                             $7,500
----------------------------------------------------------------- ------------
Transfer Agent Fees                                                    $2,000
----------------------------------------------------------------- ------------
SEC Registration and Blue Sky Registration fees (estimated)            $1,000
----------------------------------------------------------------- ------------
Printing Costs and Miscellaneous Expenses (estimated)                  $1,500
                                                                       ------
----------------------------------------------------------------- ------------
TOTAL                                                                 $25,000
================================================================= ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and the bylaws.

Under the Wyoming Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Wyoming law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

During the period of February 1, 2009 through June 27, 2012 we have made the following unregistered sales or issuances of securities.

  DATE OF SALE       TITLE OF SECURITIES     NO. OF SHARES           CONSIDERATION           CLASS OF PURCHASER
------------------ ------------------------ ---------------- ------------------------------ ----------------------
                                                                Shares of South Uintah
                                                                pursuant to the Amended        Shareholders of
     1/23/12            Common Shares         11,446,931          Share Exchange and          South Uintah Gas
                                                                 Acquisition Agreement           Properties

                                                               Warrants of South Uintah
                                                                pursuant to the Amended      Warrant holders of
     1/23/12              Warrants             2,000,000          Share Exchange and          South Uintah Gas
                                                                 Acquisition Agreement           Properties

                                                                                             Warrant holders of
                                                               Warrants of South Uintah       South Uintah Gas
     1/23/12              Warrants             4,700,000        pursuant to the Amended          Properties
                                                                  Share Exchange and           (Directors and
                                                                 Acquisition Agreement            Officers)

     3/30/12            Common Shares             69,000               Services                   StockVest

     4/19/12            Common Shares             30,000        5% Working Interest in          Richard Gouin
                                                                 Indian Nations Wells

     4/12/12            Common Shares             25,000     Extension on Promissory Note    Malcolm Gray Family
                                                                                                    Trust

     6/27/12            Common Shares             25,000               Services                 Donald Herman

     6/27/12            Common Shares            191,618      Outstanding Legal Invoices     Michael A. Littman

EXEMPTION FROM REGISTRATION CLAIMED

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to the Company and its management, through pre-existing business relationships, as long standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

DATE OF SALE TITLE OF SECURITIES NO. OF SHARES CONSIDERATION  CLASS OF PURCHASER
============ =================== ============= ============= ===================
  10/1/2011     Common Shares      1,035,000     $517,500    Business Associates
   through
   6/27/12

EXEMPTION FROM REGISTRATION CLAIMED

All of the above sales by the Company of its unregistered securities were made by the Company in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to the Company and its management, through pre-existing business relationships, as long standing business associates. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
----------------------------------------------------

-------------- --------------------------------------------------------- ---------------------------
NUMBER         DESCRIPTION
3.1            Articles of Incorporation of Hinto Energy, Inc.           (1)
3.2            Bylaws of Garner Investments, Inc. now known as Hinto     (1)
               Energy, Inc.
3.3            Amendment to Articles of Incorporation of Hinto Energy,   (7)
               Inc.
3.4            Articles of Incorporation of South Uintah Gas             (8)
               Properties, Inc.
3.5            Amendment to Articles of Incorporation of South Uintah    (8)
               Gas Properties, Inc.
3.6            Bylaws of South Uintah Gas Properties, Inc.               (8)
4.1            Form of Vesting Warrants                                  Filed Herewith
4.2            Form of $0.50 Warrants                                    Filed Herewith
5.1            Opinion re: Legality                                      Filed Herewith
10.1           Farmout Agreement                                         (2)
10.2           Extension to Farmout Agreement                            (2)
10.3           Extension to Farmout Agreement - 2009                     (3)
10.4           Extension to Farmout Agreement - 2010                     (4)
10.5           Share Purchase Agreement                                  (5)
10.6           Share Acquisition and Exchange Agreement                  (6)
10.7           Amended Share Exchange and Acquisition Agreement, dated   (8)
               January 23, 2012
10.8           Sale and Purchase Agreement, dated November 2, 2011       Filed Herewith
10.9           Amendment to Sale and Purchase Agreement, dated April     (9)
               19, 2012
10.10          Asset and Purchase Agreement, dated May 9, 2012           (10)
10.11          Consulting Agreement with George Harris                   Filed Herewith
23.1           Consent of Attorney                                       Filed Herewith
23.2           Consent of Accountant                                     Filed Herewith
101.INS        XBRL Instance Document                                    Filed Herewith (11)
101.SCH        XBRL Taxonomy Extension Schema Document                   Filed Herewith (11)
101CAL         XBRL Taxonomy Extension Calculation Linkbase Document     Filed Herewith (11)
101DEF         XBRL Taxonomy Extension Definition Linkbase Document      Filed Herewith (11)
101LAB         XBRL Taxonomy Extension Label Linkbase Document           Filed Herewith (11)
101PRE         XBRL Taxonomy Extension Presentation Linkbase Document    Filed Herewith (11)
-------------- --------------------------------------------------------- ---------------------------
(1)Incorporated  by reference  from the exhibits  included in the Company's SB-2
Registration  Statement  filed  with  the  Securities  and  Exchange  Commission
(www.sec.gov), dated November 13, 2007.

                                      -63-

(2)Incorporated  by reference from the exhibits included in the Company's second
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated  by reference from the exhibits  included in the Company's fifth
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated  by reference from the exhibits  included in the Company's sixth
Amended  Registration  Statement  filed on Form  S-1/A with the  Securities  and
Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12,
2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated August 5,
2011.

(7)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated August
17, 2011.

(8)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated January
23, 2012.

(9)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (WWW.SEC.GOV), dated May 3,
2012.

(10)Incorporated  by reference from the exhibits  included in the Company's Form
8K filed with the Securities and Exchange Commission  (WWW.SEC.GOV),  dated June
1, 2012.

(11)Pursuant to Rule 406T of Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Arvada, State of Colorado, on July 2, 2012.

                               HINTO ENERGY, INC.


/s/ George Harris                                                   July 2, 2012
-------------------------------------------------------------
George Harris
(Chief Executive Officer and Chief Financial
Officer/Principal Accounting Officer and Principal
Executive Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ George Harris                                                   July 2, 2012
------------------------------------------------------------
George Harris, Director


/s/ Gary Herick                                                     July 2, 2012
------------------------------------------------------------
Gary Herick, Director


/s/ J. David Keller                                                 July 2, 2012
------------------------------------------------------------
J. David Keller, Director


/s/ Max Sommer                                                      July 2, 2012
------------------------------------------------------------
Max Sommer, Director


/s/ Kevin Blair                                                     July 2, 2012
------------------------------------------------------------
Kevin Blair, Director